Exhibit 10.11

150 CAMBRIDGEPARK DRIVE

CAMBRIDGE, MASSACHUSETTS

LEASE

Between

PPF OFF 150 CAMBRIDGE PARK DRIVE, LLC,

a Delaware limited liability company

(“LANDLORD”)

AND

CORNEAGEN INC.,
a Delaware corporation

(“TENANT”)

dated as of

September 1, 2021

i

EXHIBITS

Exhibit A-1	Floor Plan of Premises
Exhibit A-2	Plan of Tenant Materials Storage Area
Exhibit A-3	Floor Plan of Relocated Tenant Materials Storage Area
Exhibit B -	Form of Commencement Date Agreement
Exhibit C -	Base Building Work Matrix
Exhibit D -	Work Letter
Exhibit E -	Rules and Regulations
Exhibit F -	Permitted Hazardous Materials
Exhibit G -	Form of Environmental Questionnaire
Exhibit H -	Utility Capacity Matrix
Exhibit I -	Required Tenant Contractor/Subcontractor Insurance Coverages

ii

LEASE AGREEMENT

This Lease Agreement (this “Lease”) is made and entered into as of the 1st day of September, 2021 (the “Effective Date”), by and between PPF OFF 150 CAMBRIDGE PARK DRIVE, LLC, a Delaware limited liability company (“Landlord”) and CORNEAGEN INC., a Delaware corporation (“Tenant”).

NOW, THEREFORE, in consideration of the mutual covenants herein contained and $10.00 and other good and valuable consideration, the receipt, sufficiency and delivery of which is hereby acknowledged, Landlord and Tenant hereby covenant and agree as follows:

ARTICLE 1
Basic Lease Information

Section 1.1 “Building”. The building and improvements commonly known as 150 CambridgePark Drive in Cambridge, Massachusetts.

Section 1.2 “Property”. The Building, together with the land on which the Building is located, together with, at the discretion of Landlord, the parking garages, parking lots, facilities and other improvements, if any, serving the Building and the land on which the Building is located.

Section 1.3 “Other Buildings”. Individually or collectively, the buildings and improvements in Cambridge, Massachusetts commonly known as 100 CambridgePark Drive, 125 CambridgePark Drive and 200 CambridgePark Drive, respectively.

Section 1.4 “Premises”. Collectively, the following: (i) the area located on the ninth (9th) floor of the Building and shown on the floor plan attached to this Lease as Exhibit A-1, and (ii) the area (the “Tenant Materials Storage Area”) located on the first (1st) floor of the Building and shown on the plan attached to this Lease as Exhibit A-2, which area shall be designated by Landlord prior to the Commencement Date. Without limiting the foregoing, Landlord reserves the right, upon not less than thirty (30) days prior written notice to Tenant, to relocate the Tenant Materials Storage Area to the area shown as “Tenant Storage” on the plan attached to this Lease as Exhibit A-3.

Section 1.5 “Rentable Square Footage of the Building” is deemed to be 283,041 rentable square feet.

Section 1.6 “Rentable Square Footage of the Premises” is deemed to be 6,919 rentable square feet.

Section 1.7 “Base Rent”.

Lease Year	Annual Base Rent	Monthly Base Rent
1 (first two (2) months)**	$0.00	$0.00
1 (next ten (10) months)	$622,710.00*	$51,892.50
2	$641,391.30	$53,449.28
3	$660,633.04	$55,052.75
4	$680,452.03	$56,704.34
5	$700,865.59	$58,405.47
6	$721,891.56	$60,157.63
7	$743,548.31	$61,962.36
8	$765,854.75*	$63,821.23

*- Annualized

**- By way of example only, if the Commencement Date occurs on March 10, 2022, Tenant’s monthly installments of Base Rent shall be $0.00 for the period commencing on March 10, 2022 through and including May 9, 2022.

Section 1.8 “Tenant’s Pro Rata Share”. 2.44%.

Section 1.9 “Tenant’s Control Area Share”. 26.00%.

Section 1.10 “Term”. The period of time commencing on the Commencement Date and expiring on the Expiration Date, unless sooner terminated in accordance with the terms and conditions of this Lease.

Section 1.11 “Commencement Date”. The date on which Landlord tenders possession of the Premises to Tenant in the Delivery Condition (as defined in Section 3.2).

Section 1.12 “Scheduled Commencement Date”. March 1, 2022.

Section 1.13 “Rent Commencement Date”. The date which is two (2) months after the Commencement Date.

Section 1.14 “Expiration Date”. The date which is the last day of the calendar month in which the day immediately preceding the seventh (7th) anniversary of the Rent Commencement Date occurs.

Section 1.15 “Lease Year”. The first Lease Year shall commence on the Commencement Date and shall end on the last day of the calendar month preceding the month in which the first anniversary of the Commencement Date occurs. Each succeeding Lease Year shall commence on the day following the end of the preceding Lease Year and shall extend for twelve (12) consecutive months; provided, however, the last Lease Year shall expire on the Expiration Date.

Section 1.16 “Base Building Work”. The alterations and improvements described as the “Base Building Work” in the Base Building Work Matrix (the “Base Building Work Matrix”) attached to this Lease as Exhibit C.

Section 1.17 “Landlord’s TI Work”. The alterations and improvements described as the “Landlord’s TI Work” in the Work Letter (the “Work Letter”) attached to this Lease as Exhibit D.

Section 1.18 “Brokers”. CBRE, Inc. and Cresa.

Section 1.19 “Permitted Use”. Laboratory, research and development uses, and general office purposes, consistent with a first-class laboratory/life science, research and development building, and no other purpose or purposes.

Section 1.20 “Notice Addresses”.

Landlord:

All notices to Landlord shall be sent to the following addresses:

[Omitted]

With copies to:

[Omitted]

and

[Omitted]

All notices to Tenant shall be sent to the following address:

Tenant:

[Omitted]

Section 1.21 “Rent Payment Address”. All rent and other charges payable by Tenant under this Lease shall be paid as follows:

If by mail:

[Omitted]

or via wire transfer to:

Bank:	[Omitted]
Account Number:
Routing Number:
Title:

Section 1.22 “Business Day(s)”. Monday through Friday of each week, exclusive of New Year’s Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and such other days as may be designated by Landlord from time-to-time as holidays with respect to the Building. Notwithstanding any provision to the contrary contained in this Lease, as it relates to computing the time to respond to any notice, request for approval/disapproval or other submission made under this Lease, such time period shall begin to run on the Business Day following the date on which such notice is effective under this Lease or, as to requests not in the nature of notice for approval/disapproval or other submission on the Business Day following the date on which such request or other submission is received.

Section 1.23 “Law(s)”. All applicable laws, statutes, codes, ordinances, orders, rules, regulations, conditions of approval and requirements of all federal, state, county, municipal and governmental authorities and all administrative or judicial orders or decrees and all permits, licenses, approvals and other entitlements issued by governmental entities relating to or affecting the Property or the use or operation thereof, whether now existing or hereafter enacted, including, without limitation, the Americans with Disabilities Act (42 U.S.C. § 12101 et seq.) and the regulations and guidelines promulgated thereunder, and, the rules and regulations of the Massachusetts Architectural Access Board (M.G.L. c. 22, § 13A, et seq.; 521 C.M.R. 1.00 et seq.), as the same may be amended, modified, and supplemented from time-to-time.

Section 1.24 “Normal Business Hours”. 8:00 A.M. to 6:00 P.M. on Business Days and 8:00 A.M. to 1:00 P.M. on Saturdays (excepting holidays).

Section 1.25 “Letter of Credit Amount”. $363,247.50, subject to the provisions of Article 25.

ARTICLE 2
Lease Grant

Section 2.1 Lease Grant.

(a) Premises. For and with respect to the Term, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord. In connection therewith, Tenant shall have the non-exclusive right in common with others to use its pro-rata share of the Tenant Materials Storage Area. In addition, Tenant shall have the non-exclusive right in common with others to use such other portions of the Property and the Other Buildings, that are designated by Landlord from time to time for the common use of tenants and other occupants of the Property, such as sidewalks, common corridors, elevator foyers, common restrooms, conference facilities, fitness center/game room, lobby areas (collectively, the “Common Areas”). The use of the Common Areas by Tenant shall be subject to and in accordance with the provisions of this Lease and the Rules and Regulations (as hereinafter defined). Subject to casualties, to Force Majeure (as hereinafter defined), and to the terms and conditions of this Lease, throughout the Term of this Lease Tenant shall have access to and use of the Premises, the Parking Facilities (as hereinafter defined), and the Tenant Materials Storage Area on a 24 hour per day, 7 day per week basis.

(b) Rooftop Area. Subject to the terms and conditions of this Section 2.1(b), during the Term of this Lease Tenant shall have the right to install, operate, maintain, repair and replace additional equipment required for its operations in the Premises (collectively, the “Rooftop Equipment”) on the roof of the Building, in an area (the “Rooftop Area”) which Rooftop Area will be designated by Landlord, in Landlord’s reasonable discretion, upon request by Tenant. The location, type, size, weight and manner of attachment of all Rooftop Equipment shall be subject to the prior approval of Landlord in each instance, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant’s rights under this Section 2.1(b) shall be subject to all of the terms and conditions of this Lease, as well as the following additional conditions and requirements:

(1)
Tenant shall be solely and exclusively responsible for all costs, expenses and charges, of every kind, of installing, operating, maintaining, repairing, replacing, and removing the Rooftop Equipment and Landlord shall have no liability or obligation in connection therewith, excepting only to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Related Parties (as hereinafter defined).
(2)
If, in the reasonable judgment of Landlord, any electrical, electromagnetic, radio frequency or other interference shall result from the operation of any of the Rooftop Equipment, Tenant agrees that Landlord may, at Landlord’s option, shut down Tenant’s Rooftop Equipment upon six (6) hours prior notice to Tenant; provided, however, if an emergency situation exists, which Landlord reasonably determines in its discretion to be attributable to the Rooftop Equipment, Landlord shall immediately notify Tenant orally, who shall act immediately to remedy the emergency situation. Should Tenant fail to so remedy said emergency situation, Landlord may then act to shut down Tenant’s Rooftop Equipment. Tenant shall indemnify Landlord and hold it harmless from, and Tenant waives, all expenses, costs, damages, losses, claims or other liabilities arising out of said shutdown. Tenant agrees to cease operations (except for intermittent testing on a schedule approved by Landlord) until the interference has been corrected to the reasonable satisfaction of Landlord. If such interference has not been corrected to the reasonable satisfaction of Landlord within thirty (30) days, Landlord may require that Tenant immediately remove from the Roof Space the specific item of equipment causing such interference.
(3)
Tenant shall, at its sole cost and expense, and at its sole risk, install, operate and maintain the Rooftop Equipment in a good and workmanlike manner, and in compliance with all applicable Laws. Neither Landlord nor its agents shall have any responsibility or liability for the conduct or safety of any of Tenant’s representatives, repair, maintenance and engineering personnel while in or on any part of the Building or the roof area.
(4)
Landlord shall have no obligation to provide any electricity or other utilities or services to the Rooftop Equipment. Tenant shall be responsible for installing an electrical panel, and for the costs and expenses of all electricity consumed in connection with the Rooftop Equipment.
(5)
Tenant shall not make any changes, alterations, or other improvements on or to the roof of the Building without Landlord’s prior written consent in each instance, which consent, Landlord may withhold at its discretion; provided, however, in connection with the installation, operation, maintenance, repair or replacement of the Rooftop Equipment, Landlord’s consent shall not be unreasonably withheld, conditioned or delayed. In connection with all work and services performed by Tenant on the roof of the Building, Tenant shall use the vendor(s) and/or contractor(s) designated or approved by Landlord for performance of such work or services on the roof of the Building, which approval shall not be unreasonably withheld, conditioned or delayed. All vendor(s) and contractor(s) engaged by Tenant to perform work or services on the roof of the Building shall provide Landlord with a satisfactory certificate of insurance prior to accessing the roof.
(6)
Tenant’s representatives shall have no right of access to the roof of the Building unless Tenant has given Landlord reasonable advance notice and unless Tenant’s representatives are accompanied by a representative of Landlord. Landlord will make a representative available to Tenant upon reasonable advance notice after receipt of a request from Tenant.
(7)
At the expiration or prior termination of the Term of this Lease, Tenant shall remove the Rooftop Equipment from the roof of the Building, and Tenant shall be responsible for the cost of repairing any damage to the roof of the Building caused by the installation or removal of the Rooftop Equipment.

(8)
Tenant shall have no right to transfer or assign its rights under this Section 2.1(b), other than to a permitted assignee or sublessee of all or substantially all of the Premises.
(9)
To the maximum extent permitted by law, the Rooftop Equipment and all other related installations shall be at the sole risk of Tenant, and except to the extent caused by negligent acts or willful misconduct by Landlord or its agents, employees or contractors, Landlord shall have no liability to Tenant in the event that the Rooftop Equipment or any related installations are damaged for any reason.
(10)
The Rooftop Area shall be delivered to Tenant “as-is,” in its then condition and Landlord shall have no obligation to prepare the roof or any portion thereof, for use by Tenant.
(11)
Landlord shall have the right, upon thirty (30) days’ prior notice to Tenant, to require Tenant to relocate the Rooftop Equipment to another area on the roof of the Building equally suitable for Tenant’s use, which other area shall be designated by Landlord. In such event, Tenant shall by not later than the date specified in said notice, relocate the Rooftop Equipment to the other area and Landlord shall reimburse Tenant for all reasonable costs and expenses incurred by Tenant in connection with said relocation.
(12)
In addition to the indemnification provisions set forth in this Lease (which indemnification provisions shall be applicable to the use by Tenant of the Rooftop Equipment), and except to the extent otherwise provided in M.G.L. Chapter 186, Section 15, Tenant shall, to the maximum extent permitted by law, indemnify, defend, and hold Landlord harmless from any and all claims, losses, demands, actions or causes of actions suffered by any person, firm, corporation, or other entity to the extent that the same arises out of or results from Tenant’s use of the Rooftop Equipment and the rights granted to Tenant and the performance of Tenant’s obligations under this Section 2.1(b).

(c) PH Neutralization System. Subject to the terms and conditions of this Section 2.1(c), during the Term of this Lease, Tenant shall have the right, in common with others, to connect to and use the PH neutralization system for the Building. Landlord has obtained or will obtain a wastewater treatment operator permit (a “MWRA Permit”) from the Massachusetts Water Resources Authority (“MWRA”) for the operation of the PH neutralization system. As of the Commencement Date, the PH neutralization system shall be in good working order, and Landlord shall maintain the PH neutralization system in accordance with Section 7.2 below. The type, size, location, and manner of all connections and discharges by Tenant to the PH neutralization system shall be subject to the approval of Landlord in each instance prior to connecting to the PH neutralization system, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant’s rights under this Section 2.1(c) shall be subject to all of the terms and conditions of this Lease, as well as the following additional conditions and requirements:

(1)
Tenant’s use of the PH neutralization system shall be at Tenant’s sole risk to the extent permitted pursuant to applicable Laws (Landlord making no representation or warranty regarding the sufficiency of the PH neutralization system for Tenant’s use).
(2)
Tenant’s use of the PH neutralization system shall be undertaken by Tenant in compliance with all applicable Laws, and, Tenant shall obtain any and all permits required in connection with such use by Tenant (excepting only the MWRA Permit).
(3)
Tenant shall be responsible for connecting to the central distribution point for the PH neutralization system in locations approved by Landlord.
(4)
The costs to operate, maintain, and repair the PH neutralization system shall be included in Expenses.
(5)
The use of the PH neutralization system shall be subject to the Rules and Regulations.
(6)
Landlord has made no warranties, whether express or implied, with respect to the PH neutralization system, and Tenant disclaims any and all such warranties.

(d) Penthouse Area. Subject to the terms and conditions of this Section 2.1(d), during the Term of this Lease, Tenant shall have the right to install, operate, maintain, repair and replace equipment required for its laboratory/life science operations (collectively, the “Penthouse Equipment”) in an area located in the penthouse of the Building (the “Penthouse Area”), which Penthouse Area shall be designated by Landlord, in Landlord’s reasonable discretion, upon request of Tenant. The type, size, location, weight and manner of attachment of the Penthouse Equipment shall be subject to the prior approval of Landlord in each instance, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant’s rights under this Section 2.1(d) shall be subject to all of the terms and conditions of this Lease, as well as the following additional conditions and requirements:

(1)
Tenant shall be solely and exclusively responsible for all costs, expenses and charges, of every kind, of installing, operating, maintaining, repairing, replacing, and removing the Penthouse Equipment and Landlord shall have no liability or obligation in connection therewith, excepting only to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Related Parties.
(2)
Landlord shall have no obligation to provide any electricity or other utilities or services to the Penthouse Equipment. Tenant shall be responsible for installing an electrical panel, and for the costs and expenses of all electricity consumed in connection with the Penthouse Equipment.
(3)
Tenant shall not make any changes, alterations, or other improvements on or to the Penthouse Area without Landlord’s prior written consent in each instance, which consent shall not be unreasonably withheld, conditioned or delayed.

(4)
Tenant’s representatives shall have no right of access to the Penthouse Area unless Tenant has given Landlord reasonable advance notice and unless Tenant’s representatives are accompanied by a representative of Landlord. Landlord will make a representative available to Tenant upon reasonable advance notice after receipt of a request from Tenant.
(5)
At the expiration or prior termination of the Term of this Lease, Tenant shall remove the Penthouse Equipment from the penthouse of the Building, and Tenant shall be responsible for the cost of repairing any damage to the penthouse of the Building caused by the installation or removal of the Penthouse Equipment.
(6)
Tenant shall have no right to transfer or assign its rights under this Section 2.1(d), other than to a permitted assignee or sublessee of all or substantially all of the Premises.
(7)
To the maximum extent permitted by law, the use of the Penthouse Area shall be at the sole risk of Tenant, and except to the extent caused by negligence or willful misconduct by Landlord or its agents, employees or contractors, Landlord shall have no liability to Tenant in the event that the Penthouse Equipment or any related installations are damaged for any reason.
(8)
The Penthouse Area shall be delivered to Tenant “as-is,” in its then condition and Landlord shall have no obligation to prepare the penthouse or any portion thereof, for use by Tenant.
(9)
Tenant shall comply with all applicable Laws in connection with Tenant’s exercise of its rights pursuant to this Section 2.1(d).
(10)
Landlord shall have the right, upon thirty (30) days’ prior notice to Tenant, to require Tenant to relocate the Penthouse Area and the Penthouse Equipment to another area on the penthouse of the Building equally suitable for Tenant’s use, as designated by Landlord. In such event, Tenant shall, by not later than the date specified in said notice, relocate the Penthouse Area and the Penthouse Equipment to said other area and Landlord shall reimburse Tenant for all reasonable costs and expenses incurred by Tenant in connection with said relocation.
(11)
In addition to the indemnification provisions set forth in this Lease (which indemnification provisions shall be applicable to the use by Tenant of the Penthouse Area), and except to the extent otherwise provided in M.G.L. Chapter 186, Section 15, Tenant shall, to the maximum extent permitted by law, indemnify, defend, and hold Landlord harmless from any and all claims, losses, demands, actions or causes of actions suffered by any person, firm, corporation, or other entity to the extent that the same arises out of or results from Tenant’s use of the Penthouse Area and the rights granted to Tenant and the performance of Tenant’s obligations under this Section 2.1(d).

(e) Building Generator. As of the Commencement Date, the Building will be served by an emergency generator (the “Building Generator”). The Building Generator will provide standby power for tenants of the Building, as well as support for the life safety systems of the Building. Subject to the terms of this Section 2.1(e), during the Term of this Lease, Tenant shall have the right to connect its equipment in the Premises to the Building Generator and to use the applicable electrical capacity set forth in the Base Building Work Matrix. The type and manner of connection of Tenant’s connection to the Building Generator shall be subject to the prior approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Any connection to the Building Generator shall be at the sole cost and expense of Tenant. Any and all use by Tenant of the Building Generator shall be subject to such rules and guidelines as may be adopted from time to time by Landlord with respect thereto, and to all applicable Laws. Any and all work and improvements performed by Tenant in connection with the Building Generator (including installing, repairing, operating and removing conduits and connections from the Building Generator to the Premises) shall be considered to be an Alteration and shall be subject to Landlord’s review and prior written approval in all respects. The use of the Building Generator will be provided on an “as is,” “where is” basis, with no representations or warranties, of any kind, with respect to the Building Generator. Without limitation, in no event shall Tenant have a claim for any compensation or reduction or abatement of Rent arising out of or resulting from any interruption or failure of operation of the Building Generator. Notwithstanding the foregoing, Landlord may elect, at its sole cost and expense, any time or from time to time, upon not less than thirty (30) days prior notice to Tenant, to substitute an alternative generator (an “Alternative Generator”) in the Building for the Building Generator, and to relocate Tenant’s connections from the Building Generator to such Alternative Generator, in which event the Alternative Generator shall be considered to be the “Building Generator” for all purposes under this Lease.

ARTICLE 3
Base Building Work; Condition of the Premises

Section 3.1 Base Building Work. Subject to and in accordance with the provisions of this Section 3.1, Landlord, at Landlord’s sole cost and expense, shall perform the Base Building Work, as described in the Base Building Work Matrix. Landlord shall cause the Base Building Work to be completed in a good and workmanlike manner, in compliance with all applicable Laws. Landlord has no obligation to perform any work, supply any materials, incur any expense or make any alterations, additions or improvements in order to prepare the Building for Tenant’s use and occupancy, except for the performance of the Base Building Work and Landlord’s TI Work; provided, however, that the foregoing shall not limit or detract from Landlord’s ongoing repair and maintenance obligations set forth in this Lease. The issuance by Landlord’s architect or the general contractor of a certificate of substantial completion for the Base Building Work shall be conclusive evidence that Landlord has substantially completed all of the Base Building Work.

Section 3.2 Condition of Premises; Delivery. Tenant has inspected the Premises and agrees (i) to accept possession of the Premises in the Delivery Condition, and (ii) except for the performance of the Base Building Work and the Landlord’s TI Work, Landlord has no obligation to perform any work, supply any materials, incur any expense or make any alterations or improvements to prepare the Premises for Tenant’s occupancy. The “Delivery Condition” shall mean that (a) the Landlord’s TI Work has been Substantially Completed (as defined in the Work Letter), (b) the elements of the Base Building Work required for Tenant to operate its business in the Premises have been substantially completed, including, without limitation, the Base Building Work necessary to provide to the Premises the utilities set forth in the Utility Capacity Matrix attached to this Lease as Exhibit H, (c) the Building Systems (as hereinafter defined) are in good working condition and suitable for laboratory/life science use, and (d) the Premises is vacant, broom-clean condition and in all other respects in its “as is,” “where is” condition. All work to be performed by Tenant in connection with Tenant’s initial occupancy of the Premises (collectively, the “Initial Installations”) shall be considered to be “Alterations” and shall be performed in accordance with the terms and conditions of this Lease, including, without limitation, the provisions of Section 7.3. Landlord shall be deemed to have tendered possession of the Premises to Tenant upon the delivery of notice by Landlord to Tenant stating that the Premises are vacant, broom-clean, and in the condition required by this Lease. Except to the extent expressly set forth in Section 3.4 below, no failure to tender possession of the Premises to Tenant on or before any particular date shall affect any other obligations of Tenant hereunder. There shall be no postponement of the Rent Commencement Date for any delay in the tender of possession to Tenant which results from any Tenant Delay (as defined in the Work Letter). Tenant’s commencement of the Initial Installations shall be conclusive evidence, as against Tenant, that Landlord has Substantially Completed the Landlord’s TI Work, Tenant has accepted possession of the Premises in its then current condition and at the time such possession was taken, the Premises, the Building, and the Property were in a good and satisfactory condition as required by this Lease; provided, however, that the foregoing shall not limit or detract from Landlord’s ongoing repair and maintenance obligations set forth in this Lease, or Landlord’s obligations to substantially complete the Base Building Work or any of Landlord’s punch list obligations set forth in the Work Letter. Once the Commencement Date is determined, Landlord and Tenant shall endeavor to execute an agreement, substantially in the form attached hereto as Exhibit B, confirming the Commencement Date, the Rent Commencement Date and the Expiration Date; provided, however, the failure to execute said agreement will not limit or detract from the occurrence of such dates. Without limiting the foregoing or detracting from the occurrence of the Commencement Date, promptly following receipt of notice from Tenant that Tenant has installed its furniture, fixtures, equipment and other personal property, Landlord shall apply for and thereafter seek to obtain a certificate of occupancy for the Premises from the City of Cambridge Inspectional Services Department.

Section 3.3 Early Access. After Landlord determines that the Landlord’s TI Work has sufficiently progressed to the point where permitting Tenant to enter the Premises will not adversely affect the timely completion of the remaining elements of the Base Building Work and/or the Landlord’s TI Work, then approximately four (4) weeks prior to the Commencement Date Landlord shall permit Tenant to enter the Premises for the limited purpose of preparing the Premises for occupancy by Tenant. Any such early entry shall be at Tenant’s sole risk and expense, and Landlord shall have no liabilities or obligations to Tenant in connection therewith, including any liability for damage or injury to persons or property in connection therewith. Upon such entry, Tenant shall be bound by and shall comply with all provisions of this Lease (excepting only the obligations to pay Base Rent, Tenant’s Pro Rata Share of Expenses, Tenant’s Pro Rata Share of Taxes or the Amenity Fee), including the provisions of this Lease regarding the performance of alterations, improvements and installations in the Premises, notwithstanding that the Commencement Date may not yet have occurred. Without limitation, all of such work performed by Tenant in the Premises shall be coordinated with any work being performed by Landlord and in such manner as to maintain harmonious labor relations. In no event shall any such work by Tenant damage the Building or the Premises or interfere with the timely performance of the Base Building Work and/or the Landlord’s TI Work.

Section 3.4 Outside Delivery Date. Notwithstanding anything to the contrary contained in this Lease, if (i) the Commencement Date has not occurred by the date which is twelve (12) months after the Scheduled Commencement Date (as the same may be extended for delays arising out of or resulting from Tenant Delays and/or Force Majeure, the “Lease Cancellation Date”), and (ii) not less than fifteen (15) days prior to the delivery of a Termination Notice (as hereinafter defined) Tenant shall have delivered a Reminder Notice (as hereinafter defined) to Landlord, then at any time after the Lease Cancellation Date and prior to the date on which the Commencement Date actually occurs, Tenant may elect, as liquidated damages and its sole and exclusive remedy on account thereof, to terminate this Lease by delivering to Landlord a Termination Notice, with such termination to be effective immediately upon the giving by Tenant of such Termination Notice. If Tenant validly terminates this Lease in accordance with the foregoing provisions, then all prepaid amounts and the Letter of Credit shall be promptly returned to Tenant, this Lease shall be null and void and of no further force and effect, and except as expressly and specifically set forth herein, the parties shall have no further liabilities, responsibilities or obligations hereunder. Notwithstanding any provision contained herein, if the Commencement Date actually occurs at any time prior to the valid termination of this Lease in accordance with the foregoing provisions, then Tenant shall have no further right to terminate this Lease pursuant to this Section 3.4. A “Reminder Notice” shall mean a written notice delivered by Tenant to Landlord stating the following in capitalized and bold type on the first page of such notice: “IN ACCORDANCE WITH AND SUBJECT TO SECTION 3.4 OF THE LEASE, IF THE COMMENCEMENT DATE HAS NOT OCCURRED BY THE LEASE CANCELLATION DATE, THE TENANT MAY TERMINATE THE LEASE. LANDLORD IS HEREBY NOTIFIED THAT THE COMMENCEMENT DATE HAS NOT OCCURRED AS OF THE DATE OF THIS NOTICE.” A “Termination Notice” shall mean a written notice delivered by Tenant to Landlord stating the following in capitalized and bold type on the first page of such notice: “IN ACCORDANCE WITH AND SUBJECT TO THE TERMS AND CONDITIONS OF SECTION 3.4 OF THE LEASE, TENANT HEREBY ELECTS TO TERMINATE THE LEASE.”

ARTICLE 4

Rent

Section 4.1 Payments.

(a) Tenant shall pay to Landlord, without any setoff or deduction, except as may be specifically set forth in this Lease, the total amount of Base Rent and Additional Rent (collectively, the “Rent”) due for the Term. “Additional Rent” shall mean all sums (exclusive of Base Rent) that Tenant is required to pay to Landlord under this Lease. Tenant shall pay to Landlord all payments of Base Rent, Tenant’s Pro Rata Share Taxes (as hereinafter defined), Tenant’s Pro Rata Share of Expenses (as hereinafter defined), and the Amenity Fee (as hereinafter defined), in advance on the first (1st) day of each calendar month during the Term, without notice or demand. All other items of Rent shall be due and payable by Tenant not later than thirty (30) days after delivery of bills or invoices by Landlord. All payments of Rent shall be by good and sufficient check or by other means (such as automatic debit or electronic transfer) acceptable to Landlord, in accordance with payment instructions provided by Landlord to Tenant, to the Rent Payment Address or such other addresses as may be designated by Landlord from time-to-time.

(b) If Tenant fails to pay any payment of Rent when due, in addition to and without limitation of all other rights and remedies of Landlord as a result thereof, Tenant shall pay to Landlord, as Additional Rent, (i) a late charge of five percent (5%) of such past due amount, and (ii) interest on all delinquent amounts which shall accrue from the date due until paid at the lesser of (x) a per annum rate of twelve percent (12%) per annum from the date such payment is due until paid, or (y) the highest rate permitted by applicable Law. Notwithstanding the foregoing, no late payment or interest shall be due or payable with respect to the first late payment of Rent in any consecutive twelve-month period if Tenant makes such payment within five (5) days following delivery to Tenant of notice that such payment was not received when due. If the Term commences on a day other than the first (1st) day of a calendar month or terminates on a day other than the last day of a calendar month, the monthly Base Rent, Tenant’s Pro Rata Share of Taxes, Tenant’s Pro Rata Share of Expenses, and the Amenity Fee for such month shall be prorated based on the number of days in such calendar month. Landlord’s acceptance of less than the amount of Rent then due shall be considered a payment on account of the earliest Rent then due. No endorsement or statement on a check or letter accompanying a check or payment shall be considered an accord and satisfaction. Landlord may accept any payment without prejudice to the right of Landlord to recover the balance due or to pursue other available remedies. The covenants of Landlord and Tenant are independent, and the covenant of Tenant to pay Rent is independent of every covenant of Landlord set forth in this Lease.

(c) Concurrent with the execution of this Lease, Tenant has paid one month’s Base Rent (“Advance Rent”) to Landlord. If the Rent Commencement Date is on the first day of a month, then the Advance Rent shall be credited towards the first month’s Base Rent payment. If the Rent Commencement Date is not the first day of a month, then on the Rent Commencement Date Tenant shall pay Base Rent for the period from the Rent Commencement Date through the last day of such month, and the Advance Rent shall be credited towards Base Rent payable for the next succeeding calendar month.

Section 4.2 Expenses and Taxes. For and with respect to each calendar year (or portion thereof) during the Term, Tenant shall pay Tenant’s Pro Rata Share of Expenses for such calendar year (or portion thereof). For and with respect to each Fiscal Year (or portion thereof) during the Term, Tenant shall pay Tenant’s Pro Rata Share of Taxes for such Fiscal Year (or portion thereof). Landlord will provide Tenant with its good faith estimate of Tenant’s Pro Rata Share of Expenses and Tenant’s Pro Rata Share of Taxes prior to the commencement of each calendar year or Fiscal Year (respectively). On or before the first (1st) day of each month during the Term, Tenant shall pay to Landlord monthly installments equal to one-twelfth (1/12) of Landlord’s good faith estimates of Tenant’s Pro Rata Share of Expenses for the respective calendar year and Tenant’s Pro Rata Share of Taxes for the respective Fiscal Year. If Landlord determines at any time or from time to time that its good faith estimate of Tenant’s Pro Rata Share of Expenses and/or Tenant’s Pro Rata Share of Taxes was incorrect, then Landlord may provide Tenant with a revised estimate thereof. After delivery of the revised estimate(s), Tenant’s remaining monthly payments for such calendar year or Fiscal Year shall be based upon the revised estimate provided by Landlord. If Landlord does not provide Tenant with an estimate of Tenant’s Pro Rata Share of Expenses or Tenant’s Pro Rata Share of Taxes prior to the commencement of a calendar year, then Tenant shall continue to pay monthly installments based on the previous year’s estimate(s) until Landlord delivers the new estimate(s). Upon delivery of the new estimate, an adjustment shall be made for any month for which Tenant paid monthly installments based on the previous year’s estimate(s), and Tenant shall pay Landlord the amount of any underpayment within thirty (30) days after receipt of the new estimate, or Landlord shall credit the overpayment against the next due future installment payment(s) of Additional Rent, as applicable. Promptly after the expiration of each calendar year or Fiscal Year, as applicable, Landlord shall furnish Tenant with a reconciliation statement (each, a “Statement”) of the actual Expenses and/or the actual Taxes for the prior calendar year or Fiscal Year, as applicable. Landlord’s failure to render any Statement on a timely basis with respect to any calendar year or Fiscal Year, as applicable, shall not prejudice Landlord’s right to thereafter render a Statement with respect to such calendar year or Fiscal Year, as applicable, or any subsequent calendar year or Fiscal Year, as applicable, nor shall the rendering of a Statement prejudice Landlord’s right to thereafter render a corrected Statement for that calendar year or Fiscal Year, as applicable. If the amount previously paid by Tenant on account of the estimated Tenant’s Pro Rata Share of Expenses and/or Tenant’s Pro Rata Share of Taxes for the prior calendar year or Fiscal Year, as applicable, exceeds the actual Tenant’s Pro Rata Share of Expenses and/or Tenant’s Pro Rata Share of Taxes, as the case may be, for the prior calendar year or Fiscal Year, as applicable, then Landlord shall credit any overpayment by Tenant against the installment payment(s) next due on account of Additional Rent. If the amount previously paid by Tenant on account of the estimated Tenant’s Pro Rata Share of Expenses and/or Tenant’s Pro Rata Share of Taxes for the prior calendar year or Fiscal Year, as applicable, is less than the actual Tenant’s Pro Rata Share of Expenses and/or Tenant’s Pro Rata Share of Taxes, as applicable, then Tenant shall pay Landlord, within thirty (30) days after its receipt of the Statement, the amount of such underpayment. If (i) at the time of delivery of a Statement the Term of this Lease shall have expired, (ii) Tenant shall have vacated and surrendered the Premises, and (iii) the Statement shows that the sums paid by Tenant on account of Tenant’s Pro Rata Share of Expenses, and/or Tenant’s Pro Rata Share of Taxes, as applicable, exceeded the actual amount of Tenant’s Pro Rata Share of Expenses, and/or Tenant’s Pro Rata Share of Taxes, as applicable, then the excess amount (if any) shall be applied against the then unpaid Rent (if any), and the remaining excess after such application, if any, will be paid by Landlord to Tenant within thirty (30) days following delivery of the Statement.

Section 4.3 Expenses.

“Expenses” shall mean all costs and expenses paid or incurred by or on behalf of Landlord in connection with operating, maintaining, repairing, and managing the Building and/or the Property, including, but not limited to, the following: (a) labor and labor related costs, including wages, salaries, bonuses, taxes, insurance, uniforms, training, retirement plans, pension plans and other employee benefits; (b) management fees (whether paid to Landlord or paid to affiliated or unaffiliated property management companies); (c) costs and expenses of equipping, staffing and operating an on-site and/or off-site management office for the Building, provided if the management office services one or more other buildings or properties, the shared costs and expenses of equipping, staffing and operating such management office(s) shall be equitably prorated and apportioned between the Building and the other buildings or properties; (d) accounting costs; (e) costs and expenses of services provided in connection with the operation, repair and maintenance of the Building and/or the Property; (f) costs and expenses of operating, maintaining, repairing, and managing the laboratory equipment, facilities and systems serving the Building, including, without limitation, any PH neutralization equipment, facilities and systems, nitrogen tank equipment, facilities and systems, and stand-by and back-up power equipment and systems; (g) rental and purchase costs and expenses of parts, supplies, tools and equipment; (h) insurance premiums and deductibles; (i) electricity, gas and other utility costs; (j) costs and expenses of operating, maintaining, repairing and managing parking facilities serving the Building, including, without limitation, valet services; (k) the costs and expenses of transportation services and shuttle bus services provided to tenants and occupants of the Building; and (l) the amortized costs of capital improvements and capital expenditures made to the Building and/or the Property which (i) are intended in the good faith judgment of Landlord to reduce operating expenses or otherwise improve the operating efficiency of the Building and/or the Property; or (ii) are reasonably necessary for the health and safety for the occupants of the Building and/or the Property; or (iii) are required to comply with any applicable Laws which first become effective after the Commencement Date (whether through adoption, promulgation, application, interpretation, or otherwise). The costs and expenses of such capital improvements or capital expenditures shall be amortized by Landlord over the their useful life (as reasonably determined by Landlord in accordance with customary practice in the real estate industry), and shall include, at Landlord’s option, actual or imputed interest at the Prime Rate plus three percent (3%); provided, however, the actual costs savings resulting from said capital improvement or capital expenditure may be included in Expenses to the extent of savings realized in a particular calendar year without regard to the foregoing amortization requirement. Landlord, by itself or through an affiliate, shall have the right to directly perform, provide and be compensated for any services provided by Landlord. If Landlord incurs Expenses for the Building and/or the Property together with one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement or otherwise, then the shared costs and expenses shall be equitably prorated and apportioned by Landlord between the Building and/or the Property and such other buildings or properties.

Notwithstanding the foregoing, Expenses shall not include the following: (1) the costs of capital improvements or capital expenditures (except for the amortized costs thereof as set forth above); (2) capital reserves; (3) depreciation; (4) principal or interest payments of mortgage and other debts of Landlord; (5) the cost of repairs or other work to the extent Landlord is reimbursed therefor by insurance (or would have been reimbursed by insurance had Landlord carried the insurance required to be maintained by Landlord under the terms and conditions of this Lease) or condemnation proceeds; (6) costs in connection with leasing space in the Building, including brokerage commissions and the costs of improving rentable areas in the Building for other tenants; (7) advertising and promotional expenditures and costs to prepare tenant space in the Building or to relocate any tenant in the Building; (8) costs incurred in connection with the sale, financing or refinancing of the Building; (9) fines, interest and penalties incurred due to the late payment of Taxes or Expenses; (10) organizational expenses associated with the creation and operation of the entity which constitutes Landlord; (11) legal fees or other expenses incurred in connection with negotiating or enforcing leases with tenants in the Building; (12) charges for electricity, water, or other utilities, services or goods for which another tenant, is obligated to reimburse Landlord; (13) charitable or political contributions; (14) the costs and expenses of the Base Building Work, including, without limitation, any landscaping performed as part of the Base Building Work; (15) fixed or percentage rent on ground leases or other underlying leases; (16) salaries, fringe benefits and other costs for any employees of the Property above the grade of building manager or the equivalent; (17) costs incurred by Landlord to cause the Building to comply with applicable Laws that are in effect, and interpreted to apply to, the Building prior to the Commencement Date; (18) any cost or expenditure to the extent Landlord is reimbursed by a third party (excepting only Expenses or Taxes); (19) expenditures and costs of any services furnished to other tenants of the Building which are not generally available to Tenant or are only available to Tenant on an extra cost basis; (20) if and to the extent that costs and expenses allocable to the Property also are allocable to the Other Buildings, the portion of such costs and expenses fairly attributable to the Other Buildings, as determined based on Landlord’s equitable allocation of such costs and expenses between the Building and the Other Buildings; (21) fees and charges paid to subsidiaries or affiliates of Landlord (exclusive of the management fee) for services, supplies, or materials furnished to the Property, to the extent that such fees or charges exceed the amounts which would have been paid were they provided in an arm’s length market transaction and not provided by a subsidiary or affiliate of Landlord; (22) the cost of the acquisition or installation of any sculpture, paintings or other objects of art to the extent such cost exceeds one percent (1%) of the annual operating expense budget for the Building; (23) rental payments for leased equipment, the cost of which equipment would constitute a capital expenditure if the equipment were purchased to the extent that such rental payments exceed the amount which could have been included in Expenses had Landlord purchased such equipment rather than leasing such equipment; (24) fines or penalties incurred by Landlord due to a violation of Laws, except to the extent attributable to Tenant’s actions or inactions; (25) any costs and expenses, including attorneys’ fees, incurred in connection with contesting or settlement of any claimed violation of applicable Laws or requirements of applicable Laws (including, without limitation, actual or claimed violations of Environmental Laws), except to the extent attributable to Tenant’s actions or inactions; (26) costs relating to maintaining Landlord’s existence as a corporation, limited partnership or other entity; (27) any Taxes or costs or expenses which are expressly excluded from Taxes pursuant to Section 4.4 below; (28) costs relating to maintaining Landlord’s existence as a corporation, limited partnership or other entity; and (29) any other costs or expenses to the extent another party compensates, pays or reimburses Landlord for such cost or expense, so that Landlord shall not recover any cost or expense more than once.

Section 4.4 Taxes. “Taxes” shall mean, collectively, the following: (i) all ad valorem real estate taxes, assessments, sewer and water rents, and other governmental levies, impositions or charges, whether general, special, ordinary, extraordinary, foreseen or unforeseen, which may from time to time be assessed, levied or imposed upon all or any part of the Building and/or the Property, (ii) all business improvement district impositions, charges and fees assessed, imposed or payable with respect to all or any part of the Building and/or the Property, and (iii) all reasonable expenses (including reasonable attorneys’ fees and disbursements and experts’ and other witnesses’ fees) incurred in seeking abatement of or contesting any of the foregoing. If Landlord elects to pay any assessment in annual installments, then (i) such assessment shall be deemed to have been so divided and to be payable in the maximum number of installments permitted by Law, and (ii) there shall be deemed included in Taxes for each Fiscal Year the installments of such assessment becoming payable during such Fiscal Year, together with interest payable during such Fiscal Year on such installments and on all installments thereafter becoming due as provided by Law, all as if such assessment had been so divided. If at any time the methods of taxation prevailing on the Effective Date shall be modified or altered such that in lieu of or as an addition to the whole or any part of Taxes, there shall be assessed, levied or imposed (1) a tax, assessment, levy, imposition or charge based on the income or rents received from the Building and/or the Property whether or not wholly or partially as a capital levy or otherwise, (2) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon all or any part of the Building and/or the Property and imposed upon Landlord, (3) a license fee measured by the rents, or (4) any other tax, assessment, levy, imposition, charge or fee however described or imposed, then all such taxes, assessments, levies, impositions, charges or fees or the part thereof so measured or based shall be deemed to be included within Taxes. Taxes shall not include any income, capital levy, franchise, capital stock, gift, estate, corporation, payroll, stamp or inheritance tax. Only Landlord may institute proceedings to abate the Taxes and/or to reduce the assessed valuation of the Building and/or Property, and Tenant shall not commence any such proceeding without Landlord’s prior written consent in each instance. If an abatement or reduction in Taxes is obtained for any Fiscal Year with respect to which Tenant has previously paid Tenant’s Pro Rata Share of Taxes, then Tenant’s Pro Rata Share of Taxes for that Fiscal Year will be retroactively adjusted and Landlord shall provide Tenant with a credit, if any, based on Tenant’s Pro Rata Share of the abatement or reduction or Tenant shall pay Landlord the amount of Tenant’s Pro Rata Share of any such increase in the Taxes within thirty (30) days after delivery of a statement from Landlord. Tenant shall be responsible for any personal property tax assessed against Tenant’s Property (as hereinafter defined) and/or the Premises or the contents thereof, if such tax is payable by Landlord, Tenant shall pay such amounts to Landlord, within ten (10) Business Days after Landlord’s demand therefor. Tenant shall be obligated to pay Tenant’s Pro Rata Share of Taxes regardless of whether Tenant may be exempt from the payment of any Taxes as the result of any reduction, abatement or exemption from Taxes granted to Tenant or agreed to by any governmental authority, or by reason of Tenant’s diplomatic or other tax-exempt status.

“Fiscal Year” shall mean the twelve (12) month period from July 1 through the next succeeding June 30 (or such other period of time as hereafter may be duly adopted by the City of Cambridge as the fiscal year for real estate tax purposes).

Section 4.5 Amenity Fee. For and with respect to each Lease Year (or portion thereof) during the Term, Tenant shall pay a fee (an “Amenity Fee”) in connection with the use, operation and maintenance of the enhanced interior and exterior common areas, meeting and community spaces and related tenant programing offered to tenants of the Building. The Amenity Fee shall be payable, as Additional Rent, in equal monthly installments, on or before the first (1st) day of each month of during the Term, without notice or demand. The Amenity Fee payable during the Term shall be payable as follows: (i) for and with respect to the first twelve (12) months of the Term, the Amenity Fee shall be payable at a per annum rate of $3,459.50, payable in equal monthly installments of $288.29; and (ii) for and with respect to the each successive twelve (12) month period, the Amenity Fee shall be payable at a per annum rate of one hundred and three percent (103%) of the amount payable for the immediately preceding twelve (12) month period.

Section 4.6 Proration. If the Rent Commencement Date is not January 1 or July 1 (as applicable), then any Additional Rent under this Article 4 for the calendar year or Fiscal Year in which the Rent Commencement Date occurs shall be apportioned based on the number of days in the applicable calendar year or Fiscal Year. If the Expiration Date occurs on a date other than December 31 or June 30 (as applicable), any Additional Rent payable under this Article 4 for the calendar year or Fiscal Year in which such Expiration Date occurs shall be apportioned on the basis of the number of days in the respective calendar year or Fiscal Year. Upon the expiration or earlier termination of this Lease, any Additional Rent payable under this Article 4 shall be adjusted or paid within thirty (30) days after submission of the Statement for the last calendar year or Fiscal Year.

Section 4.7 Survival. The provisions of this Article 4 shall survive the expiration or earlier termination of this Lease.

Section 4.8 Audit. Each Statement delivered to Tenant shall constitute an account stated between Landlord and Tenant and shall be conclusively binding upon Tenant unless Tenant (i) pays to Landlord when due the amount set forth in such Statement, without prejudice to Tenant’s right to audit such Statement, and (ii) within ninety (90) days after such Statement is delivered, sends a written notice to Landlord stating that Tenant will audit the records concerning the items objected to by Tenant. Tenant and all auditors, representatives, contractors, agents, and other third parties involved on behalf of Tenant in any review, audit or dispute concerning Expenses or Taxes shall execute and deliver to Landlord a confidentiality agreement, in form and substance reasonably satisfactory to Landlord, whereby such parties agree not to disclose to any third party any of the information obtained in connection with such review. Tenant agrees that Tenant will not employ, in connection with any review, audit or dispute under this Lease, any person or entity who is to be compensated in whole or in part, on a contingency fee basis. If Tenant satisfies the foregoing conditions precedent, then Tenant may review or audit the Expenses or Taxes (as applicable) for the subject calendar year or Fiscal Year, as applicable. If the parties are unable to resolve any dispute as to the correctness of such Statement within thirty (30) days following the review or audit performed by Tenant, then either party may refer the issues raised by such review or audit to a nationally recognized public accounting firm selected by Landlord and reasonably acceptable to Tenant, and the decision of such accountants shall be conclusively binding upon Landlord and Tenant. If said accountants shall determine that Tenant shall have made any payment in excess of the amount properly due hereunder, such excess amount shall be refunded to Tenant by Landlord promptly after said accountants shall have rendered their decision and if such accountants shall determine that Tenant shall have underpaid the amount properly due hereunder such under-payment shall be paid by Tenant to Landlord promptly after said accountants shall have rendered their decision. Tenant shall pay the fees and expenses relating to such procedure, unless such accountants determine that Landlord overstated Expenses or Taxes by more than five percent (5%) for such calendar year or Fiscal Year, as applicable, in which case Landlord shall pay the reasonable out-of-pocket fees and expenses incurred by Tenant. Except as provided in this Section 4.8, Tenant shall have no right whatsoever to dispute by judicial proceeding or otherwise the accuracy of any Statement.

ARTICLE 5

Compliance with Laws; Use

Section 5.1 Permitted Use. The Premises shall be used only for the Permitted Use and for no other use, of any kind, whatsoever. Tenant shall not use or occupy or permit the use or occupancy of any part of the Premises in a manner constituting a Prohibited Use (as hereinafter defined). Without limitation, Tenant shall not use or permit the use of the Premises (including, without limitation, the Tenant Materials Storage Area, the Rooftop Area and/or the Penthouse Area) for any purpose which is illegal, dangerous to persons or property or which, in Landlord’s reasonable opinion, unreasonably disturbs any other tenants of the Building or interferes with the operation of the Building. Tenant shall, at its sole cost and expense, comply with all Laws regarding the operation of Tenant’s business in the Premises and the use, condition, configuration and occupancy of the Premises; provided, however, Tenant shall not be obligated to make structural alterations or alterations to the Building Systems except to the extent such obligations arise out of or result from (i) the specific manner and nature of Tenant’s use or occupancy of the Premises, as distinguished from general laboratory or office use, (ii) Alterations made by Tenant, or (iii) a breach by Tenant of any provisions of this Lease. In addition, subject to Landlord performing its repair and maintenance obligations set forth in Section 7.2 below, from and after the delivery of the Premises to Tenant, Tenant shall cause the Premises to comply with all applicable Laws, to the extent such obligations arise out of or result from (x) the specific manner and nature of Tenant’s use or occupancy of the Premises, as distinct from general laboratory/life science use, (y) Alterations made by Tenant, or (z) a breach by Tenant of any provisions of this Lease.

Tenant shall, at its sole cost and expense, obtain and at all times maintain all licenses, approvals, and permits required for the lawful conduct of the business operations of Tenant in the Premises, including the conduct of its scientific activities in the Premises, or the transportation, storage, handling, use and disposal of Hazardous Materials, chemical or biological substances or organisms, animals, and/or laboratory specimens. Upon request of Landlord from time-to-time, Tenant shall provide copies of such licenses, permits and approvals to Landlord. Landlord will exercise commercially reasonable efforts to cooperate with the efforts of Tenant to obtain and maintain such licenses, permits or approvals; provided, however, Landlord will not be required to incur any costs, expenses, liabilities or obligations in connection therewith. Immediately upon receipt, Tenant shall provide Landlord with copies of any notices or other communications concerning the termination or expiration of any such permits, licenses or approvals, or concerning or alleging a violation or alleged violation by Tenant of any Laws. All operators acting by or on behalf of Tenant who travel in the Common Areas of the Building shall abide by the so-called one glove rule and remove lab coats. Tenant shall cause chemical lists and MSDS sheets to be readily available at the entrance to each lab area in the Premises or pursuant to another means of review reasonably acceptable to Landlord; provided, however, in all events such chemical lists and MSDS sheet shall be (i) kept in a hard copy (paper) form located in the Premises, and (ii) otherwise in compliance with all applicable requirements of the City of Cambridge Fire Department. Tenant shall cause lab operators carrying any lab-related materials to travel only within the Premises, and to and from the Tenant Materials Storage Area, common corridors, all elevators, and the loading dock. Without limitation, Landlord may elect, at any time and from time to time, to inspect the Premises for compliance with the terms of this Section 5.1, and to undertake monitoring and testing of the compliance by Tenant with the foregoing requirements and conditions, including, without limitation, monitoring and testing within the Premises. Tenant shall cooperate with all such inspection, monitoring and testing activities conducted by Landlord.

“Prohibited Use” shall mean the use of any part of the Premises for any of the following: (i) the manufacturing of biotechnology or pharmaceutical products, (ii) the use of any radioactive materials, of any kind whatsoever; (iii) a restaurant or bar; (iv) the preparation, consumption, storage, manufacture or sale of food or beverages (except in connection with vending machines and/or kitchenettes installed for the use of Tenant’s employees only; (v) the business of printing; (vi) a school or classroom; (vii) lodging or sleeping; (viii) the operation of retail facilities (meaning a business whose primary patronage arises from the generalized solicitation of the general public to visit Tenant’s offices in person without a prior appointment); (ix) a salon, barber, beauty or manicure shop; (xi) an employment agency or similar enterprise; (x) offices of any governmental authority, any foreign government, or any agency or department of the foregoing; (xi) the manufacture, retail sale, storage of merchandise or auction of merchandise, goods or property of any kind to the general public which could reasonably be expected to create a volume of pedestrian traffic substantially in excess of that normally encountered in first-class laboratory/life science, research and development and office buildings; (xii) the rendering of patient on-site medical, dental or other therapeutic or diagnostic services; or (xiii) any illegal purposes or any activity constituting a nuisance.

Section 5.2 Rules and Regulations. Tenant shall comply with the rules and regulations of the Building attached to this Lease as Exhibit E as the same may be amended, modified or supplemented by Landlord from time to time, together with such other reasonable rules and regulations of general applicability adopted by Landlord from time to time (collectively, the “Rules and Regulations”). Nothing contained in this Lease shall impose upon Landlord any obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease against any other tenant of the Building, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, visitors or licensees, provided that Landlord shall enforce the Rules and Regulations against Tenant in a non-discriminatory fashion, except where differing circumstances justify different treatments.

Section 5.3 Hazardous Materials.

(a) “Environmental Laws” shall mean all Laws, statutes, ordinances, rules and regulations of any local, state or federal governmental authority having jurisdiction concerning environmental, health and safety matters, including the following: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §9601, et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §1801, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. §1251, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §6901, et seq.; the Safe Drinking Water Act, as amended, 42 U.S.C. §300, et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. §2601, et seq.; the Federal Hazardous Substances Control Act, as amended, 15 U.S.C. §1261, et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. §651, et seq.; and Massachusetts General Laws, Chapters 21C, 21D and 21E; all rules, codes and requirements of the Massachusetts Department of Environmental Protection; and the rules and regulations promulgated under any of the foregoing, as such laws, rules and regulations may be amended from time to time. Landlord represents to Tenant that, as of the Commencement Date, to its actual knowledge, there are no Hazardous Materials on the Property (including the Premises), excepting only such materials and substances as (i) are stored or used in accordance with all applicable Environmental Laws, and (ii) are ordinarily and customarily used or located in comparable first-class Buildings. Landlord agrees that if (x) Hazardous Materials are discovered to have been in the Premises as of the Commencement Date, and (y) as of the Commencement Date such substances or materials were deemed pursuant to applicable Environmental Laws to constitute Hazardous Materials, then Landlord shall be solely responsible for the removal or remediation thereof in accordance with then-current industry customs and practices and all applicable Environmental Laws.

(b) “Hazardous Materials” shall mean all substances or materials considered or defined as “hazardous”, “toxic”, “contaminant” or “pollutant” or words or phrases of similar import under any Environmental Law, including asbestos, oil or any hazardous, radioactive or toxic substance, material or waste or petroleum derivative which is or becomes regulated by any Environmental Law, including live organisms, viruses and fungi, medical waste and any so-called “biohazard” materials”, and any materials on the right to know list of the Occupational Safety and Health Administration.

(c) Tenant shall not, without the prior written consent of Landlord, bring or permit to be brought to or kept at, in or on the Premises or elsewhere in the Building or the Property any Hazardous Materials, excepting only the types and quantities of Hazardous Materials which are used by Tenant in the ordinary course of Tenant’s business and are listed on the schedule attached to this Lease as Exhibit F (“Permitted Hazardous Materials”). Prior to introducing any Hazardous Material to the Premises, including any Permitted Hazardous Materials, Tenant shall deliver to Landlord the following information with respect thereto: (a) a description of the proposed handling, storage, use and disposal procedures to be adopted by Tenant; (b) all plans or disclosures and/or emergency response plans which Tenant has prepared, including Tenant’s spill response plan, and all plans which Tenant is required to supply to any governmental authority pursuant to any Environmental Laws; and (c) such other information as may be reasonably requested by Landlord. All such Hazardous Materials shall be stored and used in appropriate ‘control areas’, in accordance with all applicable Environmental Laws and prudent practices

(including best practices to minimize quantities of stored Hazardous Materials using a “just in time” method of purchasing the same), and with respect to medical waste and so-called “biohazard” materials, good scientific and medical practice. In no event shall Tenant generate, produce, bring upon, use, store or treat any infectious biological micro-organisms or any other Hazardous Materials with a risk category above the level of Biosafety Level 2 as established and described by the Department of Health and Human Services Publication Biosafety in Microbiological and Biomedical Laboratories (Sixth Edition) (as it may be further revised, the “BMBL”) or such other nationally recognized standards as may be adopted by Landlord from time-to-time. Tenant shall be entitled to use in the Premises up to Tenant’s Control Area Share of the Hazardous Materials permitted to be stored on the ninth (9th) floor of the Building. To the extent any Environmental Law establishes maximum quantities of any Hazardous Materials which may be stored, used or brought into the Building without additional licensing, permitting or authorizations therefor, Tenant shall not use, store or bring into the Building quantities in excess of either (i) Tenant’s Pro Rata Share of the Hazardous Materials permitted to be stored in the Tenant Materials Storage Area, and (ii) Tenant’s Control Area Share of the Hazardous Materials permitted to be stored on the ninth (9th) floor of the Building. Concurrent with the execution of this Lease, Tenant has completed and delivered to Landlord an Environmental Questionnaire (the “Environmental Questionnaire”) in the form attached to this Lease as Exhibit G. On or before each anniversary of the Commencement Date, Tenant shall submit to Landlord for review and approval by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, the following: (x) an updated Environmental Questionnaire, and (y) an updated schedule listing Permitted Hazardous Materials. With respect to any Hazardous Material transported, used, stored, or generated in the Premises, Tenant shall (i) not permit any such Hazardous Material to escape, be released or be disposed of outside of the Premises, including in the Common Areas or elsewhere in the Building or the Property, and (ii) upon request, provide evidence reasonably satisfactory to Landlord of Tenant’s compliance with all applicable Environmental Laws, including copies of all licenses, permits and registrations obtained by Tenant that have not been previously provided to Landlord. Notwithstanding the foregoing, with respect to any of Permitted Hazardous Materials which Tenant does not properly handle, store or dispose of in compliance with all applicable Environmental Laws, prudent environmental practice and (with respect to medical waste and so-called “biohazard” materials) good scientific and medical practice, the right of Tenant to use such Hazardous Materials in the Premises shall be suspended unless and until Tenant demonstrates to Landlord’s reasonable satisfaction that Tenant has implemented appropriate and effective protocols and programs to thereafter properly handle, store or dispose of such material. In order to induce Landlord to waive its otherwise applicable requirement that Tenant maintain insurance in favor of Landlord against liability arising from the presence of radioactive materials in the Premises, and without limiting the foregoing, Tenant hereby represents and warrants to Landlord that at no time during the Term will Tenant bring any radioactive materials, of any kind whatsoever, into the Premises. Without limiting or detracting from Landlord’s obligations to perform the Base Building Work and the Landlord’s TI Work in accordance with the terms and conditions of this Lease, Tenant shall be responsible for assuring that all laboratory operations conducted within the Premises are adequately and properly vented, in accordance with all applicable Laws, and good and prudent industry practice.

(d) Reference is hereby made to that certain Notice of Activity and Use Limitation, dated as of February 19, 2014, recorded in the Middlesex South District Registry of Deeds (the “Registry”) on February 27, 2014 in Book 63312, Page 493, and that certain Notice of Activity and Use Limitation dated as of March 21, 2016, recorded in the Registry on April 12, 2016 in Book 67075, Page 487 (collectively, the “AULs”). The AULs are incorporated into this Lease by this reference, as if fully and completely set forth herein, and Tenant shall comply with all of the terms and conditions of the AULs.

(e) Subject to the terms and conditions of Article 8, Landlord may elect, from time to time, to inspect the Premises for compliance with applicable Environmental Laws, and the terms and conditions of this Section 5.3. If Landlord, any Mortgagee, or any governmental authority requires testing in the Premises to determine whether there has been any release or discharge of Hazardous Material(s) arising out of or resulting from the operations of Tenant in the Premises, then Tenant shall cooperate with all such inspection and testing activities. If and to the extent as a result of such inspection or testing Tenant is determined to have caused any release or discharge of a Hazardous Material at, in, on, under or upon the Property, then Tenant shall reimburse Landlord, as Additional Rent, for all costs and expenses incurred by Landlord in connection therewith. Tenant shall execute all such affidavits, certifications and other documents, as may be reasonably requested by Landlord from time to time concerning the presence of Hazardous Materials at, in or, on or under the Premises, the Building or the Property arising out of or resulting from the operations of Tenant. From time to time during the term of this Lease, Tenant shall provide Landlord with such evidence of Tenant’s compliance with the terms of this Section 5.3 as Landlord may reasonably request. Landlord may elect, from time-to-time, to commission a report (each, a “Landlord’s Inspection Report”) prepared by a licensed environmental engineer or certified industrial hygienist based on an inspection of the Premises, and setting the current condition of the Premises with respect to the use, storage and disposal of Hazardous Materials. If any time a Landlord’s Inspection Report indicates that there has been a breach by Tenant of the terms or conditions of this Section 5.3, then (x) Tenant shall reimburse Landlord for the costs and expenses of such Landlord’s Inspection Report, upon demand, as Additional Rent, and (y) Tenant shall promptly remedy such breach, and shall submit reasonably satisfactory confirmation of such remedy to Landlord.

(f) Prior to the Expiration Date or any early termination of this Lease, Tenant shall remove all Hazardous Materials from the Premises, and shall clean and decommission all interior surfaces (including all floors, walls, ceilings, and counters), piping, supply lines, waste lines and plumbing in or serving the Premises, and all exhaust or other ductwork in or serving the Premises. Tenant shall provide to Landlord reasonably satisfactory evidence of the completion of such removal, cleaning and decommissioning not later than thirty (30) days after the Expiration Date or earlier termination of this Lease. Without limitation, such evidence may include, if requested by Landlord, a reasonably satisfactory report (a “Decommissioning Report”) prepared by a qualified licensed environmental consultant or industrial hygienist (selected by Landlord and reasonably acceptable to Tenant), confirming such removal, cleaning and decommissioning, and setting forth in reasonable detail the clean-up measures, the clean-up locations, the tests run and the analytic results.

(g) Excepting only to the extent otherwise provided in M.G.L. Chapter 186, Section 15, Tenant hereby covenants and agrees to indemnify, defend and hold the Landlord and each of the Landlord Related Parties (as hereinafter defined) harmless from and against any and all claims against any of the Landlord or the Landlord Related Parties arising out of or resulting from: (i) the presence, use, transport, discharge, release or disposal of Hazardous Materials arising out of or resulting from the operations of Tenant in the Premises, or (ii) from any breach by Tenant of the terms and conditions of this Section 5.3. The foregoing indemnification of Landlord and the Landlord Related Parties by Tenant shall include, all reasonable attorneys’ fees, all out of pocket costs and expenses incurred in connection with any review or investigation of site conditions, any cleanup, remedial, removal or restoration work, and/or any other response action required by any federal, state or local governmental agency.

(h) The obligations and liabilities of Tenant under this Section 5.3 shall survive the expiration or any earlier termination of this Lease.

Section 5.4 Landlord’s Compliance. Landlord shall cause the Common Areas of the Building to comply with all applicable Laws to the extent that non-compliance (i) would materially impair Tenant’s use and occupancy of the Premises for the Permitted Uses, or (ii) would adversely restrict Tenant’s access to the Premises. Notwithstanding the foregoing, Landlord shall have the right to contest in good faith any alleged violation of applicable Laws, including the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed at law or in equity, and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by law.

Section 5.5 Additional Tenant Covenants.

(a) Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, any electrical equipment which does not bear the U/L (Underwriters Laboratories) seal of approval, or which would overload the electrical system or any part thereof in excess of its capacity for proper, efficient and safe operation (as determined by Landlord in its reasonable discretion), taking into consideration the overall electrical system and the present and future requirements of the Building.

(b) No animals, animal waste, food or supplies relating to animals or animal testing shall be permitted in the Premises.

(c) Tenant shall establish and maintain a chemical safety program administered by a licensed, qualified individual in accordance with the requirements of the MWRA, if applicable, and any other applicable governmental authority. Tenant shall be solely responsible for all costs incurred in connection with said chemical safety program. Tenant shall provide Landlord with such documentation as Landlord may reasonably require evidencing Tenant’s compliance with the requirements of the MWRA Permit and any other applicable governmental authority with respect to such chemical safety program. Tenant shall not introduce any substances or materials into the PH neutralization system, if any, (x) which are in violation of the terms of the MWRA Permit, (y) which are in violation of applicable Laws, or (z) which would interfere with the proper functioning of the PH neutralization system.

(d) Tenant shall, at its sole cost and expense, (i) cause the Premises to be cleaned, in a manner reasonably satisfactory to Landlord, (ii) cause the Premises to be exterminated with such frequency and in such manner as to prevent the existence of vermin or other infestation, (iii) cause all portions of the Premises used for the storage, preparation or consumption of food or beverages, if any, to be cleaned daily in a manner reasonably satisfactory to Landlord, and (iv) cause Tenant’s garbage and other refuse to be removed from the Premises, at such times and from such place as Landlord shall designate. Until removed, Tenant’s garbage and trash shall be kept in a neat and orderly condition, properly bagged or in the case of packing boxes and cartons, securely tied, in such place designated by Landlord. Tenant shall cause its employees, agents, contractors and business visitors to observe such additional rules and regulations regarding rubbish removal and/or recycling as Landlord may, from time to time, reasonably impose. Without limiting the foregoing, if Tenant fails to perform the foregoing obligations, then Landlord may elect, to cause a contractor or contractors employed by Landlord to perform the same at Tenant’s sole cost and expense, such payment to be Additional Rent payable by Tenant within thirty (30) days after rendition of a bill therefor by Landlord.

ARTICLE 6

Services

Section 6.1 Services. During the Term of this Lease, Landlord shall furnish Tenant with the following services:

(a) Water for use in the base building bathrooms, in any kitchenette areas in the Premises, and in the laboratory portions of the Premises which have been approved by Landlord.

(b) Air flow for the operation by Tenant of the HVAC systems serving the Premises.

(c) Natural gas for the operation by Tenant of the boiler system serving the Premises.

(d) Passenger elevator service to the floor of the Building on which the Premises are located, on a 24 hours per day, 7 days per week basis; provided, however, Landlord may limit passenger elevator service during times other than Normal Business Hours.

(e) Electrical service to the floor of the Building on which the Premises are located. From and after the Commencement Date, Tenant shall pay to Landlord, as Additional Rent, a charge (the “Tenant Electricity Charge”) as established by Landlord from time-to-time, for electricity consumption in the Premises, based on the submeter or check meter installed in the Premises. The Tenant Electricity Charge shall be paid by Tenant to Landlord, in advance, on the first day of each calendar month during the Term. Landlord shall, at Tenant’s sole cost and expense, maintain and keep in good order, condition and repair the metering equipment used to measure electricity furnished to the Premises and any equipment exclusively serving the Premises.

(f) Building security services, consistent with the security services customarily provided by landlords of first-class laboratory/life-science buildings in Cambridge, Massachusetts.

(g) Loading dock service in the Building’s loading dock area, available 24 hours per day, 7 days per week on a non-exclusive “first come, first serve” basis with other tenants of the Building.

(h) A dumpster at the Building for use by Tenant and other tenants and occupants of the Building for disposal of ordinary office waste; provided, however, said dumpster shall not be used for disposal of any Hazardous Materials.

Notwithstanding the foregoing or any other provision contained in this Lease, in no event shall Tenant use electricity, gas, water or any other utilities in excess of the respective per floor limitations and capacities set forth on the Utility Capacity Matrix attached to this Lease as Exhibit H.

Section 6.2 Charges for Services. Tenant shall pay to Landlord, as Additional Rent, all fees and charges established by Landlord from time-to-time for the utilities furnished to or used within the Premises, including, without limitation, air flow, electricity, water, gas, and any other utility usage. Landlord will install, as part of Landlord’s TI Work, separate meters to measure air flow, electricity, water, gas, and all other utilities used and consumed in the Premises. Said separate meters may be a submeter or a check meter. Any meter so installed may, at Landlord’s option, be a “smart meter.” Tenant shall pay to Landlord, as Additional Rent, all fees and charges established by Landlord from time-to-time for such utilities, based on the amounts shown on each such meter plus any fee applicable for reading, maintaining and/or replacing said meter(s), in advance, on the first day of each calendar month during the Term. Upon request by Landlord, Tenant shall report to Landlord Tenant’s usage as measured by said meter(s). Notwithstanding anything to the contrary contained herein, if any meter(s) is (or are) not installed or in good working order, then Tenant shall pay to Landlord, as Additional Rent, the charges for Landlord’s reasonable estimate of Tenant’s usage of the utility until the applicable meter(s) is (or are) installed or repaired and in good working order.

Section 6.3 Service Interruptions. Landlord reserves the right to suspend or interrupt any service when necessary, by reason of Force Majeure, accidents or emergencies, or for alterations or improvements to the Property which, in Landlord’s reasonable judgment, is necessary or appropriate until such Force Majeure event, accident or emergency shall cease or such alterations or improvements are completed, and Landlord shall not be liable for any such suspension or interruption of services. Landlord shall provide Tenant with not less than three (3) Business Days’ prior notice of any scheduled service interruptions (excepting in the event of emergencies), and Landlord shall use reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises as a result of any such suspension or interruption of service. The exercise of any such right or the occurrence of any such failure by Landlord shall not constitute an actual or constructive eviction, in whole or in part, or, except as expressly set forth in Section 6.4 below, entitle Tenant to any compensation, abatement or diminution of Rent, relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or Landlord’s Agent by reason of inconvenience to Tenant, or interruption of Tenant’s business, or otherwise. Landlord shall not be liable in any way to Tenant for any failure, defect or interruption of, or change in the supply, character and/or quantity of electric or any other service furnished to the Premises for any reason except only to the extent caused by the negligence or willful misconduct of Landlord.

Section 6.4 Essential Service Interruptions. If Tenant is unable despite its good faith commercially diligent efforts to use the Premises for the ordinary conduct of Tenant’s business due solely to an interruption of an Essential Service (as hereinafter defined) which Landlord is required to provide hereunder, other than as a result of casualty or condemnation and/or Force Majeure, and such condition continues for a period of longer than ten (10) consecutive Business Days after Tenant furnishes a notice to Landlord (the “Abatement Notice”) identifying the condition and Essential Service which has been interrupted and stating that Tenant’s inability to use the Premises is solely due to such condition, provided that (i) Tenant does not actually use or occupy the Premises during such ten (10) consecutive Business Day period, and (ii) such condition has not resulted from the negligence or misconduct of Tenant or any subtenants or occupants of the Premises, and/or their respective agents, contractors, subcontractors, employees, invitees or licensees, then Rent shall be abated on a per diem basis for the period (the “Abatement Period”) commencing on the eleventh (11th) Business Day after Tenant delivers the Abatement Notice to Landlord and ending on the earlier of (x) the date Tenant reoccupies the Premises, or (y) the date on which such condition is substantially remedied. “Essential Service” shall mean the following services, but only to the extent that Landlord is required to provide such services to Tenant pursuant to the terms of this Lease and if not provided the absence of such service shall materially and adversely affect the use of the Premises for the ordinary conduct of Tenant’s business: HVAC service; natural gas, pH system; electrical service; passenger elevator service; and water and sewer service. The foregoing rent abatement shall be the sole and exclusive remedy of Tenant on account of such interruption or lack of service and Landlord shall have no further liabilities or obligations to Tenant on account thereof.

Section 6.5 No Other Services. Except as otherwise expressly provided in this Article 6, Landlord shall not be required to furnish any other services to the Premises. The obligations of Landlord which are set forth in this Article 6 shall be subject to Force Majeure and to the terms and conditions of this Lease, including Articles 13 and 14.

Section 6.6 Conservation Requirements.

(a) Notwithstanding the foregoing, the services and utilities to be provided by Landlord under this Lease, and the obligations and responsibilities of Landlord in connection therewith, shall be subject to such energy, water or other conservation controls, limitations, or requirements (whether mandatory or voluntary) of general applicability to comparable buildings imposed or issued by applicable governmental agencies or authorities, or public utilities or insurance carriers, including, without limitation, controls, limitations or requirements concerning the permitted range of temperature settings or imposing limitations or restrictions on the volume of energy consumption. If and to the extent required to comply with such energy, water or other conservation controls, limitations, or requirements (whether mandatory or voluntary) of general applicability to comparable laboratory/life-science buildings issued by applicable governmental agencies or authorities, or public utilities or insurance carriers, Landlord shall not be deemed in violation of the terms and conditions of this Lease for the duration of such controls or requirements and the compliance by Landlord with such controls, limitations, or requirements shall not be considered an eviction, actual or constructive, of Tenant from the Premises and shall not entitle Tenant to terminate this Lease or to an abatement or reduction of any rent payable hereunder. Notwithstanding the foregoing, as to any such controls, limitations, or requirements that are voluntary rather than mandatory, the exculpation afforded by the foregoing clauses shall not be applicable unless comparable buildings in Cambridge, Massachusetts have generally instituted similar controls, limitations, or requirements.

(b) Landlord shall provide and install bulbs and tubes for Building standard lighting fixtures within the Premises and replacement tubes for such lighting, and the cost of such bulbs and tubes, together with the costs for replacement bulbs and tubes in the premises of other tenants of the Building, shall be included in Expenses; provided, however, (x) the cost of replacement of any specialty bulbs or tubes installed by Landlord at Tenant’s request and the costs of ballasts replaced by Landlord in the Premises shall be paid by Tenant as Additional Rent, and (y) the cost of replacement of specialty bulbs or tubes of other tenants or ballasts replaced in other premises shall not be included in Expenses. Notwithstanding the foregoing, Landlord may elect to cease generally providing replacement of standard bulbs and tubes for tenants of the Building, in which event Tenant shall pay Landlord for such replacements as it requests as Additional Rent and the cost of replacements for Tenant and other tenants of the Building shall cease to be included in Expenses.

ARTICLE 7

Repairs and Alterations

Section 7.1 Tenant’s Repair Obligations. Tenant shall, at its sole cost and expense, promptly perform all maintenance and repairs in and to the Premises (excepting only such repairs and maintenance that are the obligation of Landlord pursuant to the express provisions of this Lease), in order to keep the Premises in good condition and repair, reasonable wear and tear and damage by reason of casualty excepted. Tenant’s repair and maintenance obligations shall include, without limitation, maintaining and repairing the following: (1) floor coverings; (2) interior partitions; (3) doors; (4) the interior side of demising walls; (5) telecommunication, electronic, phone and data cabling and related equipment that is installed by or for the exclusive benefit of Tenant and located in the Premises or in the walls or above the finished ceiling of the Premises; (6) any heating, ventilation and air conditioning systems that are located within and/or exclusively serving the Premises, including, without limitation, supplemental air conditioning units, private showers, kitchens, hot water heaters, plumbing, and similar facilities serving the Premises exclusively; and (7) Alterations made by or on behalf of Tenant. If Tenant fails to maintain or repair the Premises and such failure continues for more than thirty (30) days after notice from Landlord, then Landlord may elect to perform such maintenance and repairs. In such event, Tenant shall reimburse Landlord, as Additional Rent, for all costs and expenses incurred by Landlord within thirty (30) days after receipt of an invoice therefore.

Section 7.2 Landlord’s Repair Obligations. Landlord shall keep and maintain in good repair and working order the following: (1) the structural elements of the Building; (2) the mechanical, electrical, plumbing, sanitary, sprinkler, heating, ventilation and air conditioning, security, life-safety, elevator and other service systems or facilities of the Building up to the point of connection of localized distribution to the Premises (collectively, the “Building Systems”); (3) the Common Areas; (4) the roof of the Building; (5) the exterior windows of the Building; and (6) the elevators serving the Building.

Section 7.3 Alterations.

(a) Tenant shall not make or perform any alterations, additions or improvements (collectively, “Alterations”) in or to the Premises without first obtaining the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld, conditioned, or delayed; provided, however, Landlord’s consent shall not be required for any Alteration that satisfies all of the following criteria (a “Cosmetic Alteration”): (1) is of a cosmetic nature such as painting, wallpapering, hanging pictures, and installing carpeting; (2) is not visible from the exterior of the Premises or Building; (3) will not adversely affect the Building Systems, Common Areas or structure of the Building; and (4) costs less than $50,000.00 in the aggregate. Tenant shall give Landlord not less than five (5) Business Days’ notice prior to performing any Cosmetic Alteration, which notice shall contain a description of such Cosmetic Alteration along with such plans and specifications, if any, prepared in connection therewith. Without limiting the foregoing, all such Cosmetic Alterations shall be subject to all of the terms and conditions of this Section 7.3. Prior to making any Alterations, Tenant, at its expense, shall (i) excepting only for Cosmetic Alterations, submit to Landlord for its approval, detailed plans and specifications (“Plans”) for such proposed Alteration, and with respect to any Alteration affecting any Building System, evidence that the proposed Alteration has been designed by, or reviewed and approved by, Landlord’s designated engineer for the affected Building System, (ii) obtain all building permits and other required permits, approvals and certificates required by any governmental authorities for the proposed Alteration, and furnish copies thereof to Landlord, and (iii) furnish to Landlord duplicate original policies or certificates of worker’s compensation insurance (covering all persons to be employed by Tenant, and Tenant’s contractors and subcontractors in connection with such Alteration) and commercial general liability (including property damage coverage) insurance and Builder’s Risk coverage, all in such form, with such companies, for such periods and in such amounts as Landlord may reasonably require, naming Landlord, Landlord’s managing agent, and any Mortgagee as additional insureds. Landlord shall respond to any request by Tenant for Landlord’s approval of any proposed Alterations within ten (10) days of receipt of such request.

(b) Tenant shall obtain all building permits and other approvals required by applicable Laws for all Alterations. In addition, Tenant shall, as and when required, promptly obtain certificates of inspection or approval of such Alterations as and to the extent required by any governmental authority. Not later than thirty (30) days after issuance of such permits or approvals, Tenant shall deliver copies thereof to Landlord. In addition, not later than thirty (30) days after completion of each Alteration, Tenant shall deliver “as-built” Plans for such Alteration prepared on an AutoCAD Computer Assisted Drafting and Design System (or such other system or medium as Landlord may reasonably require), using such naming conventions as Landlord may reasonably require, and computer media of such record drawings and specifications in a format acceptable to Landlord.

(c) All Alterations shall be performed (a) in a good and workmanlike manner and free from defects, (b) excepting only with regard to Cosmetic Alterations, substantially in accordance with the Plans approved by Landlord, (c) by contractors, subcontractors, engineers and vendors approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and (d) in compliance with all Laws, the terms of this Lease and all construction rules, procedures and regulations adopted from time-to-time by Landlord. All materials and equipment shall be of first quality and at least equal to the then-applicable standards for the Building adopted from time-to-time by Landlord in its reasonable discretion, and no such materials or equipment (other than Tenant’s Property) shall be subject to any lien or other encumbrance. Upon request, Landlord will provide Tenant with a list of pre-approved contractors. The performance of all Alterations shall be subject to the supervision and oversight of Landlord and Landlord’s managing agent.

(d) Tenant shall (a) install and maintain occupancy sensors on all overhead light fixtures so that they automatically switch off when an area is unoccupied, and (b) install and maintain occupancy sensors on all built-in or fixed task lighting fixtures so that they automatically switch off when an area is unoccupied. Such sensors may be installed with manual overrides for areas that are customarily occupied, such as individual offices and conference rooms.

(e) Tenant, at its expense, shall discharge and release any lien, encumbrance, or charge recorded or filed against the Building and/or the Property in connection with any work performed or claimed to have been performed by or on behalf of Tenant, or materials or services furnished or claimed to have been furnished to, Tenant, within ten (10) days after Tenant’s receipt of notice thereof. Such discharge shall be affected by discharge whether by payment or filing of a bond in accordance with applicable Laws. If Tenant fails to do so, Landlord may bond, insure over or otherwise discharge the lien. In such event, Tenant shall reimburse Landlord, as Additional Rent, on demand, for all costs and expenses incurred by Landlord, including, without limitation, bonding costs and reasonable attorneys’ fees.

(f) Tenant shall not employ, or permit the employment of, any contractor, mechanic or laborer, or permit any materials to be delivered to or used in the Premises and/or the Building, if, in Landlord’s sole judgment, such employment, delivery or use will interfere or cause any conflict with other contractors, mechanics or laborers engaged in the construction, maintenance or operation of the Building and/or the Building by Landlord, Tenant or others. If such interference or conflict occurs, upon Landlord’s request, Tenant shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately.

(g) Tenant shall reimburse Landlord, within thirty (30) days after delivery of an invoice therefor, for all commercially reasonable third party out-of-pocket costs actually incurred by Landlord in connection with Alterations performed by or on behalf of Tenant, including costs incurred in connection with (a) Landlord’s review of Plans (including review of requests for approval thereof) and/or supervision of performance of the Alteration, and (b) the provision of Building personnel during the performance of any Alteration other than during Normal Business Hours, to operate elevators or otherwise to facilitate Tenant’s Alterations. In addition, if the cost of any Alterations proposed by Tenant exceed $50,000.00, Tenant shall pay to Landlord or Landlord’s managing agent, a construction supervision fee in an amount equal to four percent (4%) of the total project cost in connection therewith. At Landlord’s request, Tenant shall deliver to Landlord reasonable supporting documentation evidencing the hard and soft costs incurred by Tenant in designing and constructing any Alterations.

(h) Tenant shall provide notice to Landlord prior to moving any heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building and shall pay to Landlord any costs actually incurred by Landlord in connection therewith. If such equipment requires special handling, Tenant agrees (a) to employ only persons holding all necessary licenses to perform such work, (b) all work performed in connection therewith shall comply with all applicable Laws, and (c) such work shall be done only during hours designated by Landlord.

(i) The approval of Plans, or consent by Landlord to the making of any Alterations, shall not constitute Landlord’s representation that such Plans or Alterations comply with any Laws. Landlord shall not be liable to Tenant or any other party in connection with Landlord’s approval of any Plans, or Landlord’s consent to Tenant’s performing any Alterations. If and to the extent arising out of or resulting from any Alterations made by or on behalf of Tenant, Landlord is required by an order or directive of a governmental authority to make any alterations or improvements to any part of the Building and/or the Building in order to comply with an applicable Law, Tenant shall pay, as Additional Rent, all costs and expenses incurred by Landlord in connection with such alterations or improvements.

(j) In connection with the performance of any Alterations, Tenant (or Tenant’s contractor) shall develop and implement an indoor air quality management plan for the construction and preoccupancy phases (to the extent applicable) of the Building and the Premises (the “Construction Indoor Air Quality Management Plan”). All Alterations performed by or on behalf of Tenant shall meet or exceed the requirements set forth in the Construction Indoor Air Quality Management Plan. During any construction, Tenant shall cause all of its contractors and subcontractors to, at a minimum, satisfy the following requirements: (a) satisfy the then-applicable standards and requirements outlined by the Sheet Metal and Air Conditioning National Contractors’ National Association (SMACNA) “Indoor Air Quality Guidelines for Occupied Buildings under Construction, 2nd Edition 2007, ANSI/SMACNA 008-2008” (Chapter 3); (b) in the event air handlers are used during construction, use MERV 8 filtration media at each return air grill as determined by ASHRAE 52.2-1999; (c) replace all filtration media prior to occupancy; and (d) protect stored on-site and installed absorptive materials from moisture damage.

(k) In connection with the performance of any Alterations, Tenant (or Tenant’s contractor) shall develop and implement a construction waste management plan that identifies materials to be diverted from disposal and whether the materials will be sorted on-site or commingled. Such construction waste management plan must require, at a minimum, that Tenant or Tenant’s contractor recycle and/or salvage at least seventy-five percent (75%) of construction, demolition and packing debris by volume.

(l) In connection with the performance of any Alterations, Tenant (or Tenant’s contractor) shall use products meeting the following criteria: (a) adhesives, sealants and sealant primers that do not exceed VOC content limits of South Coast Air Quality Management District Rule #1168 and aerosol adhesives that do not exceed VOC content limits of Green Seal Standard GC-36; (b) interior paints and coatings that meet “Topcoat Paints: Green Seal Standard GS-11, Paints,” “Anti-Corrosive and Anti-Rust Paints: Green Seal Standard GS-03, Anti-Corrosive Paints” and “All Other Architectural Coatings, Primers and Undercoats: South Coast Air Quality Management District Rule 1113, Architectural Coatings;” (c) non-carpet finished flooring that is FloorScore-certified; (d) carpet that meets the CRI Green Label Plus testing program, is 100%

recyclable and contains at least 50% recycled content; (e) carpet padding that meets the CRI Green Label testing and product requirements, is 100% recyclable and contains at least 50% recycled content; and (f) carpet adhesive that has less than 50g/L VOC.

Section 7.4 Floor Load. Tenant shall not place a load upon any floor of the Premises that exceeds the maximum designated floor load. Landlord reserves the right to reasonably designate the position of all equipment which Tenant wishes to place within the Premises, and to place limitations on the weight thereof. Without limiting the foregoing, (i) if the position and floor load of equipment is included on the Plans for the Initial Installations, and (ii) concurrent with the submission of said Plans for the Initial Installations Tenant requests that Landlord review the positioning of such equipment, then Landlord shall approve or disapprove of the positioning of such equipment as part of Landlord’s review of such Plans for the Initial Installations.

Section 7.5 Specialty Alterations; Tenant’s Property. “Specialty Alterations” shall mean Alterations which are not standard office and/or laboratory/life science installations such as kitchens (excepting kitchenette and pantry areas), executive bathrooms, raised computer floors, computer room installations, supplemental HVAC equipment, safe deposit boxes, vaults, libraries or file rooms requiring reinforcement of floors, internal staircases, slab penetrations, conveyors, dumbwaiters, print rooms and model shops, and other Alterations of a similar character. Upon the expiration or earlier termination of the Term of this Lease, Tenant shall remove all Specialty Alterations installed by or on behalf of Tenant. Without limiting the foregoing, concurrent with the review of the applicable Plans (including the Plans for the Landlord’s TI Work and the Initial Installations), Landlord will notify Tenant as to which of the proposed Alterations constitute Specialty Alterations which Tenant will be required to remove at the expiration of the Term, provided that Tenant shall include the following legend in capitalized and bold type displayed prominently on the top of the first page of Tenant’s notice delivered concurrently with such Plans: “LANDLORD SHALL NOTIFY TENANT AT THE TIME LANDLORD APPROVES THESE PLANS AND SPECIFICATIONS AS TO WHICH ALTERATIONS SHOWN THEREON ARE SPECIALTY ALTERATIONS WHICH MAY BE REQUIRED TO BE REMOVED AT THE END OF THE TERM OF THE LEASE.” In addition, Tenant shall repair all damage caused by the installation or removal of any Alterations. If Tenant fails to remove any Specialty Alterations or to perform such repairs in a timely manner, then Landlord, at Tenant’s expense, may remove and dispose of the Specialty Alterations and/or perform the required repairs. In such event, within thirty (30) days after receipt of an invoice, Tenant shall reimburse Landlord, as Additional Rent, for the reasonable out-of-pocket costs incurred by Landlord in connection therewith. Without limitation, Tenant shall remove all trade fixtures, furniture, equipment and other personal property of Tenant (collectively, “Tenant’s Property”), including all Rooftop Equipment and all Penthouse Equipment upon the expiration or earlier termination of the Term of this Lease.

ARTICLE 8

Entry by Landlord

Section 8.1 Entry.

(a) Landlord may enter the Premises at any time and from time to time to clean the Premises, to conduct or facilitate repairs, alterations or additions to the Premises and/or the Building. to examine the Premises, to show the Premises to prospective purchasers, mortgagees, investors, and their respective agents and representatives or others, and during the twelve (12) months preceding the Expiration Date, to prospective tenants and their respective agents and representatives. Except in emergencies or to provide janitorial and other customary services, Landlord shall provide Tenant with reasonable (not less than twenty-four (24) hours) prior notice of such entry into the Premises, which may be given orally. Landlord, Landlord’s agents and contractors may erect, use and maintain concealed ducts, pipes, and conduits in and through the Premises provided such use does not cause the usable area of the Premises to be reduced beyond a de minimis amount. Landlord shall promptly repair any damage to the Premises caused by any work performed pursuant to this Article 8.

(b) Any such entry by Landlord shall not constitute constructive eviction or entitle Tenant to an abatement or reduction of Rent or any other remedy. All parts (except surfaces facing the interior of the Premises) of all walls, windows and exterior doors bounding the Premises, all balconies, terraces and roofs adjacent to the Premises, all space in or adjacent to the Premises used for shafts, stacks, stairways, conduits and other mechanical facilities are not part of the Premises, and Landlord shall have the use thereof and access thereto through the Premises for the purposes of operation, maintenance, alteration and repair of the Building.

(c) Except in the case of emergency or when providing janitorial and other customary services, Landlord shall afford Tenant an opportunity to have a representative of Tenant accompany Landlord during any such entry into the Premises. In connection with any such entry into the Premises, Tenant may elect to secure any confidential information of Tenant located in the Premises.

(d) In connection with any such entry to the Premises, Landlord shall exercise commercially reasonable efforts to minimize the disruption to the usual and customary business operations of Tenant in the Premises.

(e) Landlord reserves the right at any time and from time to time to change the name(s), number(s) or designation(s) by which the Building and/or the Property is (or are) commonly known.

ARTICLE 9
Assignment and Subletting

Section 9.1 No Assignment, Sublease. Tenant shall not assign, mortgage, pledge, encumber, or otherwise transfer this Lease, whether by operation of law or otherwise, and shall not sublet, or permit, or suffer the Premises or any part thereof to be used or occupied by others (whether for desk space, mailing privileges or otherwise) (collectively or individually, a “Transfer”) without the prior written consent of Landlord in each instance, which consent shall be granted or withheld in accordance with the standards set forth in Section 9.3 below. If, without Landlord’s consent, a Transfer of this Lease occurs, or any part of the Premises is sublet or occupied by anyone other than Tenant, or this Lease is encumbered (by operation of law or otherwise), then Landlord may collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Rent herein reserved. No such collection shall be deemed a waiver of the provisions of this Article 9, an acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance of Tenant’s covenants hereunder, and in all cases Tenant shall remain fully liable for its obligations under this Lease. Landlord’s consent to any Transfer shall not relieve Tenant from the obligation to obtain Landlord’s consent to any further Transfer. In no event shall any permitted subtenant assign or encumber its sublease or further sublet any portion of its sublet space, or otherwise suffer or permit any portion of the sublet space to be used or occupied by others, without the express prior written consent of Landlord in each instance. Any attempted Transfer in violation of this Section may be voidable by Landlord. In no event shall any Transfer, including a Permitted Transfer, release or relieve Tenant from any obligation under this Lease.

Section 9.2 Recapture Notice. Except for transfers expressly permitted pursuant to Section 9.5 hereof, If Tenant desires to assign this Lease or sublet all or any portion of the Premises, then prior to offering the Premises for rent, or listing the Premises (or any part thereof) with a broker, or showing the Premises to a prospective assignee or subtenant, Tenant shall give notice (“Tenant’s Assignment/Sublease Notice”) thereof to Landlord, which shall be accompanied by (a) with respect to an assignment of this Lease, the date Tenant desires the assignment to be effective, and (b) with respect to a sublet of all or a part of the Premises, a description of the portion of the Premises to be sublet, the proposed commencement date and expiration date of such sublease and the rent per rentable square foot Tenant will ask for the Premises or such portion of the Premises (“Tenant’s Asking Rate”). Such Tenant’s Assignment/Sublease Notice shall be deemed an irrevocable offer from Tenant to Landlord of the right, at Landlord’s option, if the proposed transaction is either (x) an assignment of this Lease, or (y) a subletting of more than seventy-five percent (75%) of the rentable square footage of the Premises for more than seventy-five percent (75%) of the then-remaining Term of this Lease, to terminate this Lease with respect to the entire Premises. Such option may be exercised by notice (a “Recapture Notice”) from Landlord to Tenant at any time after delivery of Tenant’s Assignment/Sublease Notice. If Landlord exercises its option to terminate this Lease pursuant to the provisions of this Section 9.2, then (a) this Lease shall end and expire on the date that such assignment or sublease was to commence, provided that such date is in no event earlier than ninety (90) days after the date of the Tenant’s Assignment/Sublease Notice unless Landlord agrees to such earlier date, (b) Rent shall be apportioned, paid or refunded as of such date, (c) upon Landlord’s request, Tenant shall enter into a customary termination agreement ratifying and confirming such termination, and (d) Landlord may elect, in its discretion, to lease the Premises (or any part thereof) to Tenant’s prospective assignee or subtenant.

Section 9.3 Consent to Assignment/Subletting.

(a) Without limiting the foregoing provisions of Section 9.2, and except for transfers expressly permitted pursuant to Section 9.5 hereof, each proposed sublease or assignment shall be subject to the prior written consent of Landlord in each instance, and Landlord shall respond to a request for consent to a proposed sublease or assignment not more than thirty (30) days after delivery to Landlord of the following: (i) a copy of the proposed assignment agreement or sublease agreement (as applicable), (ii) a complete statement reasonably detailing the identity of the proposed assignee or subtenant (a “Transferee”), the nature of its business and its proposed use of the Premises, (iii) current financial information with respect to the Transferee, including its most recent financial statements, and (iv) such other information Landlord as may reasonably request. Provided that no Event of Default then exists, Landlord’s consent to the proposed assignment or subletting shall not be unreasonably withheld if the following conditions are satisfied:

(i) in Landlord’s reasonable judgment, the proposed Transferee is engaged in a business or activity, and the Premises will be used in a manner, which (1) is in keeping with the then standards of the Building, (2) is for the Permitted Uses, and (3) does not violate any restrictions set forth in this Lease, any mortgage or superior lease or any negative covenant as to use of the Premises required by any other lease in the Building;

(ii) the Transferee is reputable with sufficient financial means to perform all of its obligations under this Lease or the sublease, as the case may be;

(iii) if Landlord has, or reasonably expects to have within six (6) months thereafter, comparable space available in the Building or either of the Other Buildings, neither the Transferee nor any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with, the Transferee is then an occupant of the Building or either of the Other Buildings;

(iv) the Transferee is not a person or entity (or affiliate of a person or entity) with whom Landlord is then or has been within the prior six (6) months negotiating in connection with the rental of space in the Building;

(v) there shall be not more than two (2) subtenants in the Premises;

(vi) Tenant shall not publicly list the Premises to be sublet at a proposed sublease rental rate which is less than ninety percent (90%) of the fixed rent of which Landlord is then offering to lease other space in the Building;

(vii) the Transferee shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity, regardless of whether the Transferee agrees to waive such diplomatic or sovereign immunity, and shall be subject to the service of process in, and the jurisdiction of the courts of, the Commonwealth of Massachusetts; and

(viii) the Transferee is not a Prohibited Person (as hereinafter defined).

(b) With respect to each sublease or assignment proposed by Tenant:

(i) the form of the proposed assignment or sublease shall be reasonably satisfactory to Landlord;

(ii) no sublease shall be for a term ending later than one day prior to the Expiration Date; and

(iii) no Transferee shall take possession of any part of the Premises, until an executed counterpart of such sublease or assignment has been delivered to Landlord and approved by Landlord as provided in Section 9.3(c).

If an Event of Default occurs prior to the effective date of such assignment or subletting, then Landlord’s consent thereto, if previously granted, shall be immediately deemed revoked without further notice to Tenant, and if such assignment or subletting would have been permitted without Landlord’s consent pursuant to Section 9.5, such permission shall be void and without force and effect;

(c) Each sublease shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate. Tenant and each subtenant shall be deemed to have agreed that upon the occurrence and during the continuation of an Event of Default hereunder, Tenant has hereby assigned to Landlord, and Landlord may, at its option, accept such assignment of, all right, title and interest of Tenant as sublandlord under such sublease. If this Lease terminates prior to the Expiration Date, then such sublease shall terminate and expire concurrent therewith; provided, however, if Landlord elects, in its sole and unfettered discretion, by express written notice to such subtenant, to recognize said sublease, then notwithstanding the termination of this Lease, the sublease shall remain in effect as a direct lease between Landlord and the subtenant, and such subtenant shall attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (A) liable for any previous act or omission of Tenant under such sublease, (B) subject to any counterclaim, offset or defense which theretofore accrued to such subtenant against Tenant, (C) bound by any previous modification of such sublease not consented to by Landlord or by any prepayment of more than one month’s rent, (D) bound to return such subtenant’s security deposit, if any, except to the extent Landlord shall receive actual possession of such deposit and such subtenant shall be entitled to the return of all or any portion of such deposit under the terms of its sublease, or (E) obligated to make any payment to or on behalf of such subtenant, or to perform any alterations or improvements in the sublet space or the Building, or in any way to prepare the subleased space for occupancy, beyond Landlord’s obligations under this Lease. The provisions of this Section 9.3(c) shall be self-operative, and no further instrument shall be required to give effect to this provision, provided that the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such subordination and attornment; and

(d) Tenant shall, upon demand, reimburse Landlord for all reasonable out-of-pocket expenses incurred by Landlord in connection with each proposed assignment or sublease, including any investigations as to the acceptability of the proposed assignee or subtenant, reviewing any plans and specifications for Alterations proposed to be made in connection therewith, the negotiation of any consent documents for such sublease or assignment, and all legal fees and costs incurred by Landlord in connection therewith; provided, however, with respect to each proposed sublease Tenant shall not be obligated to reimburse Landlord for more than $5,000.00 on account of the legal fees and expenses incurred by Landlord, unless such sublease does not occur in the ordinary course of business (e.g. is in connection with a bankruptcy or reorganization of Tenant) or involves an amendment to this Lease or other additional documentation (other than a customary Landlord’s consent to sublease agreement).

Section 9.4 Profits. If Tenant enters into any assignment or sublease permitted hereunder or consented to by Landlord (excepting only assignments or subleases pursuant to Section 9.5), Tenant shall, within sixty (60) days of Landlord’s consent to such assignment or sublease, deliver to Landlord a list of Tenant’s reasonable tenant improvement allowances, third-party brokerage fees, legal fees and architectural fees paid or to be paid in connection with such transaction and, in the case of any sublease, any actual costs incurred by Tenant in separately demising and improving the sublet space (collectively, “Transaction Costs”), together with a list of all of Tenant’s Property to be transferred to such Transferee. The Transaction Costs shall be amortized, on a straight-line basis, over the term of any sublease. Tenant shall deliver to Landlord evidence of the payment of such Transaction Costs promptly after the same are paid. In consideration of such assignment or subletting, Tenant shall pay to Landlord: (a) In the case of an assignment, on the effective date of the assignment, all sums and other consideration paid to Tenant by the Transferee for or by reason of such assignment (including sums paid for the sale or rental of Tenant’s Property, less the then fair market or rental value thereof, as reasonably determined by Landlord) after first deducting the Transaction Costs; or (b) In the case of a sublease, fifty percent (50%) of any consideration payable under the sublease to Tenant by the Transferee which exceeds on a per square foot basis the Base Rent and Additional Rent accruing during the term of the sublease in respect of the sublet space (together with any sums paid for the sale or rental of Tenant’s Property, less the then fair market or rental value thereof, as reasonably determined by Landlord) after first deducting the monthly amortized amount of Transaction Costs. The sums payable under this clause shall be paid by Tenant to Landlord monthly as and when paid by the subtenant to Tenant.

Section 9.5 Transfers of Ownership Interests, Permitted Transfers.

(a) If Tenant is a legal entity, the transfer (by one or more transfers), directly or indirectly, by operation of law or otherwise, of a majority of the membership interests, or the stock or other beneficial ownership interests in Tenant, or of all or substantially all of the assets of Tenant (collectively “Ownership Interests”) shall be deemed a voluntary assignment of this Lease; provided, however, the provisions of this Article 9 shall not apply to (i) the transfer of Ownership Interests in Tenant if and so long as Tenant is publicly traded on a nationally recognized stock exchange, or (ii) the transfer of Ownership Interests among the members of Tenant existing as of the Effective Date. For purposes of this Article 9, the term “Transfers” shall be deemed to include (x) the issuance of new Ownership Interests which results in a majority of the Ownership Interests in Tenant being held by a person or entity which does not hold a majority of the Ownership Interests in Tenant on the Effective Date and (y) except as provided below, the sale or transfer of all or substantially all of the assets of Tenant in one or more transactions and the merger or consolidation of Tenant into or with another business entity.

(b) Notwithstanding the foregoing, the prior consent of Landlord shall not be required with respect to the following transfers (each, a “Permitted Transfer”): (x) an assignment of this Lease to a business entity into or with which Tenant is merged or consolidated, or to which all or substantially all of Tenant’s assets or Ownership Interests are transferred, or (y) a sublease or assignment to a Related Entity, or (z) the sale of all or substantially all of the assets or stock of a division or business line of Tenant, so long as (i) such merger, consolidation, transfer, or other transaction was made for a legitimate independent business purpose and not for the purpose of transferring this Lease, (ii) the successor to Tenant has a Net Worth computed in accordance with generally accepted accounting principles at least equal to $100,000,000.00, and (iii) proof satisfactory to Landlord of such Net Worth is delivered to Landlord at least ten (10) days prior to the effective date of any such transaction; provided, however, as long as CorneaGen Inc. remains the tenant under this Lease, then the conditions set forth in the foregoing clauses (ii) and (iii) shall not be applicable to the sale of Tenant’s “Tissue” business. For purposes of this Section 9.5, (x) “Control,” “Controlled By” or “Common Control” shall mean the ownership, directly or indirectly, of 50% (or more than 50%) of the voting stock, partnership interests, membership interests, or beneficial ownership interest in such entity, and the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such corporation, partnership, limited liability company, or entity, (y) a “Related Entity” shall mean an entity which Controls, is Controlled by, or is under Common Control with, the original Tenant named herein, and (z) “Net Worth” shall mean the excess of all assets over all liabilities, as shown on the balance sheet of Tenant and determined in accordance with generally accepted accounting principles consistently applied. Notwithstanding the foregoing, Tenant shall have no right to assign this Lease or sublease all or any portion of the Premises without Landlord’s consent pursuant to this Section 9.5 if Tenant is not the initial Tenant herein named or a person or entity who acquired Tenant’s interest in this Lease in a transaction approved by Landlord.

Section 9.6 Binding on Tenant; Indemnification of Landlord. Notwithstanding any assignment or subletting or any acceptance of rent by Landlord from any Transferee, Tenant shall remain fully liable for the payment of all Rent due and for the performance of all the covenants, terms and conditions contained in this Lease on Tenant’s part to be observed and performed, and any default under any term, covenant or condition of this Lease by any Transferee or anyone claiming under or through any Transferee shall be deemed to be a default under this Lease by Tenant. Tenant shall indemnify, defend, protect and hold harmless Landlord from and against any and all Claims that may be made against Landlord by the Transferee or anyone claiming under or through any Transferee or by any brokers or other persons or entities claiming a commission or similar compensation in connection with the proposed assignment or sublease, irrespective of whether Landlord shall give or decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise any of its options under this Article 9.

Section 9.7 Assumption of Obligations. No assignment of this Lease shall be effective unless and until the assignee executes, acknowledges and delivers to Landlord an agreement in form and substance reasonably satisfactory to Landlord whereby the assignee (a) assumes Tenant’s obligations under this Lease and (b) agrees that, notwithstanding such assignment, the provisions of Section 9.1 hereof shall be binding upon it in respect of all future assignments.

Section 9.8 Tenant’s Liability. The joint and several liability of Tenant and any successors-in-interest of Tenant and the due performance of Tenant’s obligations under this Lease shall not be discharged, released or impaired by any agreement or stipulation made by Landlord, or any grantee or assignee of Landlord, extending the time, or modifying any of the terms and provisions of this Lease, or by any waiver or failure of Landlord, or any grantee or assignee of Landlord, to enforce any of the terms and provisions of this Lease.

Section 9.9 Listings in Building Directory. The listing of any name other than that of Tenant on the doors of the Premises, the Building directory or elsewhere shall not vest any right or interest in this Lease or in the Premises, nor be deemed to constitute Landlord’s consent to any assignment or transfer of this Lease or to any sublease of the Premises or to the use or occupancy thereof by others. Any such listing shall constitute a privilege revocable in Landlord’s discretion by notice to Tenant.

Section 9.10 Lease Disaffirmance or Rejection. If at any time this Lease is assigned and thereafter this Lease is not affirmed or is rejected in any bankruptcy proceeding or any similar proceeding, or upon a termination of this Lease in connection with any such proceeding, Tenant named herein, upon request of Landlord shall (a) pay to Landlord all Rent and other charges due and owing by the assignee to Landlord under this Lease to and including the date of such disaffirmance, rejection or termination, and (b) as “tenant,” enter into a new lease of the Premises with Landlord for a term commencing on the effective date of such disaffirmance, rejection or termination and ending on the Expiration Date, at the same Rent and upon the then executory terms, covenants and conditions contained in this Lease, except that (i) the rights of Tenant named herein under the new lease shall be subject to the possessory rights of the assignee under this Lease and the possessory rights of any persons or entities claiming through or under such assignee or by virtue of any statute or of any order of any court, (ii) such new lease shall require all defaults existing under this Lease to be cured by Tenant named herein with due diligence, and (iii) such new lease shall require Tenant named herein to pay all Rent which, had this Lease not been so disaffirmed, rejected or terminated, would have become due under the provisions of this Lease after the date of such disaffirmance, rejection or termination with respect to any period prior thereto. If Tenant named herein defaults in its obligations to enter into such new lease for a period of ten (10) days after Landlord’s request, then, in addition to all other rights and remedies by reason of default, either at law or in equity, Landlord shall have the same rights and remedies against Tenant named herein as if it had entered into such new lease and such new lease had thereafter been terminated as of the commencement date thereof by reason of Tenant’s default thereunder.

ARTICLE 10
Indemnity and Waiver of Claims

Section 10.1 Waiver and Release. Tenant hereby waives and releases any and all claims against Landlord and its managers, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagees (as hereinafter defined), representatives, and agents (collectively, the “Landlord Related Parties”) from any and all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses (collectively, “Claims”), including, without limitation, all Claims for any injury to or death of persons, damage to property or business loss, in any manner related to or arising out of or resulting from (a) Force Majeure, (b) acts of third parties, (c) the bursting or leaking of any tank, water closet, drain or other pipe, (d) the inadequacy or failure of any security services, personnel or equipment, or (e) any matter not within the reasonable control of Landlord; provided, however, the foregoing waiver and release shall not include any Claims against Landlord to the extent otherwise provided in M.G.L. Chapter 186, Section 15.

Section 10.2 Indemnification. Except to the extent otherwise provided in M.G.L. Chapter 186, Section 15, Tenant shall indemnify, defend and hold Landlord and each of the Landlord Related Parties harmless against and from all Claims which may be imposed upon, incurred by or asserted against Landlord or any of the Landlord Related Parties by any third party and arising out of or in connection with (i) any damage or injury occurring in the Premises during the Term, or (ii) any negligent acts or willful misconduct (including violations of Law) of Tenant or any of Tenant’s employees, agents, representatives, officers, contractors or licensees.

ARTICLE 11
Insurance.

Section 11.1 Tenant’s Insurance. Tenant shall obtain and maintain, at its sole cost and expense throughout the Term of this Lease, the following insurance (“Tenant’s Insurance”): (1) Commercial General Liability Insurance applicable to the Premises and its appurtenances providing coverage, on an occurrence basis, a minimum $5,000,000 per occurrence and in the aggregate; (2) All Risk Property Insurance (and business interruption insurance for Rent for a period of not less than twelve (12) months) including flood and earthquake coverage, written at 100% of replacement cost value and with a replacement cost endorsement covering all of Tenant’s Property and Tenant’s improvements to the Premises; (3) Workers’ Compensation Insurance as required by the state in which the Premises is located and in amounts as may be required by applicable statute; (4) Employers Liability Coverage (including, without limitation, coverage for accidents and disease) of not less than $1,000,000.00 per occurrence and in the aggregate; (5) umbrella liability coverage for comprehensive general liability insurance and Employer’s Liability Insurance of not less than $10,000,000.00 per occurrence and in the aggregate; and (6) such additional insurance coverages as may be necessary to comply with applicable Laws. Any company writing any of Tenant’s Insurance shall have an A.M. Best rating of not less than A-VIII. All Commercial General Liability Insurance policies shall be primary and non-contributory and name Tenant as a named insured and Landlord (or any successor), Landlord’s property manager, and their respective members, principals, beneficiaries, partners, officers, directors, employees, and agents, and other designees of Landlord as the interest of such designees shall appear, as additional insureds. All policies of Tenant’s Insurance shall contain endorsements that the insurer(s) shall give Landlord and its designees at least thirty (30) days’ advance written notice of any cancellation, termination or lapse of insurance, except in the event of cancellation for non-payment of premium (in this circumstance, ten (10) days’ advance notice will be provided). Tenant shall provide Landlord with a certificate of insurance evidencing Tenant’s Insurance prior to the earlier to occur of the Commencement Date or the date Tenant is provided with possession of the Premises for any reason, and upon renewals at least fifteen (15) days prior to the expiration of the insurance coverage. Upon request of Landlord and in the event of any claim, Tenant shall deliver copies of the policies for Tenant’s Insurance to Landlord. The limits of Tenant’s Insurance shall not limit the liability of Tenant under this Lease.

Section 11.2 Insurance During Performance of Alterations. During any periods of time when any Alterations are being performed in or to the Premises by or on behalf of Tenant, Tenant shall maintain (or cause to be maintained) so-called all risk or special cause of loss property insurance or its equivalent and/or builders risk insurance on a one hundred percent (100%) replacement cost coverage basis, including hard and soft costs coverages. Such insurance shall protect and insure Landlord, Landlord’s agents, Tenant and Tenant’s contractors, as their interests may appear, against loss or damage by fire, water damage, vandalism and malicious mischief, and such other risks as are customarily covered by so-called all risk or special cause of loss property/builders’ risk coverage or its equivalent. In addition, during the performance of any Alterations in or to the Premises, Tenant shall cause all contractors and subcontractors to maintain the insurance coverages described in Exhibit I attached to this Lease; provided, however, Landlord agrees to consider in good faith requests made by Tenant for exceptions to such coverages for smaller contractors (e.g., painters).

Section 11.3 Landlord’s Insurance.

(a) Landlord shall maintain insurance against loss or damage with respect to the Building on an “all risk” type insurance form, with customary exceptions, subject to such deductibles as Landlord may reasonably determine, in an amount equal to at least the replacement value of the Building (excluding replacement of footings and foundation). Landlord shall further procure and maintain commercial general liability insurance for bodily injury and property damage with respect to the Property. The premiums for such insurance shall be included in Expenses.

(b) Landlord may maintain such additional insurance with respect to the Building, including, without limitation, earthquake insurance, terrorism insurance, flood insurance, liability insurance and/or rent insurance, as Landlord may in its sole discretion elect. Landlord may also maintain such other insurance as may from time to time be required by the holder of any mortgage on the Building. The premiums for all such insurance shall also be included in Expenses.

(c) Landlord’s insurance may be provided by blanket coverage maintained by Landlord or any affiliate of Landlord under its insurance program for its portfolio of properties, or by Landlord or any affiliate of Landlord under a program of self-insurance, and in such event Expenses shall include a reasonable allocation of the premiums and costs of such blanket insurance.

(d) Landlord shall not be obligated to insure, and shall not assume any liability of risk of loss for, any equipment, alterations or improvements constructed in the Premises or any of Tenant’s Property. Landlord also will have no obligation to carry insurance against, nor be responsible for, any loss suffered by Tenant, due to interruption of Tenant’s business.

ARTICLE 12
Subrogation

Section 12.1 Waiver of Subrogation. Notwithstanding anything in this Lease to the contrary, Landlord and Tenant shall waive and shall cause their respective insurance carriers to waive any and all rights of recovery, claim, action or causes of action against the other and their respective trustees, principals, beneficiaries, partners, officers, directors, agents, and employees, for any loss or damage that may occur to Landlord or Tenant or any party claiming by, through or under Landlord or Tenant, as the case may be, with respect to Tenant’s Property, the Building, the Premises, any additions or improvements to the Building or Premises, or any contents thereof, including all rights of recovery, claims, actions or causes of action arising out of the negligence of Landlord or any Landlord Related Parties or the negligence of Tenant or any Tenant Related Parties, which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance.

ARTICLE 13
Casualty Damage

Section 13.1 Fire or Casualty. If all or any part of the Premises is damaged by fire or other casualty, Tenant shall immediately notify Landlord in writing. In the event of a fire or other casualty, Landlord shall have the right to terminate this Lease if: (1) the Building shall be damaged so that, in Landlord’s reasonable judgment, substantial alteration or reconstruction of the Building shall be required (whether or not the Premises has been damaged) and leases for 80% of the other tenants of the Building also are terminated; (2) Landlord is not permitted by Law to rebuild the Building in substantially the same form as existed before the fire or casualty; (3) the Premises have been materially damaged and there is less than two (2) years of the Term remaining as of the date of the fire or other casualty; (4) a Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt; or (5) a material uninsured loss to the Building occurs. Landlord may exercise its right to terminate this Lease by notifying Tenant in writing within ninety (90) days after the date of the fire or other casualty. If Landlord does not terminate this Lease, then Landlord shall commence and proceed with reasonable diligence to repair and restore the Building and the Premises (excluding any Alterations performed by Tenant). However, in no event shall Landlord be required to spend more than the insurance proceeds actually received by Landlord. In the event of a fire or other casualty that materially damages the Premises, until the restoration of the Premises is substantially completed or would have been substantially completed but for a delay caused by Tenant, Base Rent, Tenant’s Pro Rata Share of the Expenses, Tenant’s Pro Rata Share of the Taxes and the Amenity Fee shall be abated in the proportion by which the area of the part of the Premises which is not usable (or accessible) and is not used by Tenant as a result of such fire or casualty bears to the total area of the Premises. Effective as the date that Landlord delivers written notice to Tenant of the substantial completion of the restoration of the Premises, such abatement shall cease. Landlord shall not be liable for any loss or damage to Tenant’s Property or to the business of Tenant resulting in any way from any such fire or other casualty, or from the repair and restoration of the damage. Landlord and Tenant hereby waive the provisions of any Law relating to the matters addressed in this Article, and agree that their respective rights for damage to or destruction of the Premises shall be those specifically provided in this Lease.

Section 13.2 Repair and Restoration. If all or any portion of the Premises shall be made untenantable by fire or other casualty, Landlord shall, with reasonable promptness, cause an architect or general contractor selected by Landlord to provide Landlord and Tenant with a written estimate of the amount of time required to substantially complete the repair and restoration of the Premises and make the Premises tenantable again, using customary and reasonable working methods (“Completion Estimate”). If the Completion Estimate indicates that the Premises cannot be made tenantable within eighteen (18) months from the date of damage, then regardless of any other provision contained in this Lease to the contrary, either party shall have the right to terminate this Lease, with such termination to be effective as of the date on which such damage occurs, by giving written notice to the other of such election within ten (10) days after receipt of the Completion Estimate. If the Completion Estimate indicates that the Premises can be made tenantable within eighteen (18) months from the date of damage, but the Premises have not been made tenantable by the end of such eighteen (18) month period, then Tenant shall have the right to terminate this Lease, with such termination to be effective as of the date on which such damage occurs, by giving written notice to Landlord of such election within ten (10) days after the end of such eighteen (18) month period and this Lease shall terminate thirty (30) days following the end of such eighteen (18) month period, unless within such thirty (30) day period, Landlord makes the Premises tenantable--in which event Tenant’s notice shall be null and void and of no force or effect. Time is of the essence of this Section 13.2.

ARTICLE 14
Condemnation

If any material part of the Premises is taken or condemned for any public or quasi-public use under Law, by eminent domain or purchase in lieu thereof (a “Taking”), then either party may terminate this Lease. Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building and/or the Property which would render the remainder of the Building and/or the Property unsuitable for use as a laboratory/life science building in the reasonable determination of Landlord, provided that, concurrent therewith, the leases of the tenants (including Tenant) occupying in the aggregate not less than fifty percent (50%) of the rentable area in the Building are terminated. Upon any termination of this Lease pursuant to the provisions of this Article 14, Rent shall be apportioned as of, and shall be paid or refunded up to and including, the date of such termination. If a part of the Property shall be so Taken and this Lease is not terminated in accordance with this Article 14, then Landlord, without being required to spend more than the net amount it receives as a condemnation award and subject to the requirements of any Mortgage, shall restore that part of the Property not so Taken to a substantially equivalent condition (with respect to character, quality, appearance and services) to that which existed immediately prior to such Taking, Upon any Taking, Landlord shall receive the entire award for any such Taking, and Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term or Tenant’s Alterations; and Tenant hereby assigns to Landlord all of its right in and to such award. Nothing contained in this Article 14 shall be deemed to prevent Tenant from making a separate claim against the condemning authority in a separate proceeding for the then value of any Tenant’s Property included in such Taking and for any moving expenses, provided any such award is in addition to, and does not result in a reduction of, the award made to Landlord.

If a temporary Taking of all or any part of the Premises occurs during the Term, then Tenant shall give prompt notice to Landlord and the Term shall not be reduced or affected in any way and Tenant shall continue to pay all Rent payable by Tenant without reduction or abatement and to perform all of its other obligations under this Lease, except to the extent prevented from doing so by the condemning authority, and Tenant shall be entitled to receive any award or payment from the condemning authority for such use, which shall be received, held and applied by Tenant as a trust fund for payment of the Rent falling due.

ARTICLE 15
Events of Default

Section 15.1 Events of Default. Tenant shall be considered to be in default of this Lease upon the occurrence of any of the following (each, an “Event of Default”):

(a) If Tenant fails to pay when due any payment of Rent within five (5) days following delivery to Tenant of written notice that such payment was not received when due; provided however, that Landlord shall not be obligated to deliver such written notice more than once in any twelve-month period and upon the second such occurrence in any twelve-month period Tenant shall be in default if it fails to pay when due any payment of Rent; or

(b) If Tenant fails to timely provide or maintain a Letter of Credit in the then-applicable Letter of Credit Amount, in accordance with the provisions of Article 25 within five (5) Business Days following delivery to Tenant of written notice of such failure; provided however, that Landlord shall not be obligated to deliver such written notice more than once during the Term; or

(c) If Tenant shall be in default in performing any of the terms or provisions of this Lease other than the provisions requiring the payment of Rent or the provisions requiring the delivery or maintenance of the Letter of Credit pursuant to Article 25, and fails to cure such non-monetary default within thirty (30) days after written notice of such default is given to Tenant by Landlord; provided however, if such non-monetary default is of such a nature that it cannot through the exercise of diligent and reasonable efforts be cured within thirty (30) days, then Tenant shall not be in default in such instance if Tenant promptly commences and diligently pursues the cure of such non-monetary default to completion as soon as possible and in all events within one hundred twenty (120) days after such initial notice; or

(d) If Tenant files a voluntary petition in bankruptcy or insolvency, or is the subject of an involuntary petition in bankruptcy which is not dismissed within sixty (60) days after filing thereof, or is adjudicated a bankrupt; or if a permanent receiver is appointed for Tenant’s property and such receiver is not removed within sixty (60) days after appointment thereof, or if, whether voluntarily or involuntarily, Tenant takes advantage of any debtor relief proceedings under any present or future laws, whereby the Rent or any part thereof, is, or is proposed to be, reduced or payment thereof deferred; or

(e) If Tenant’s personal property or effects should be levied upon or attached and such levy or attachment is not satisfied or dissolved within thirty (30) days after such levy or attachment; or

(f) If the leasehold estate of Tenant is taken by process or operation of Law.

ARTICLE 16
Remedies

Section 16.1 Remedies. Upon the occurrence of any Event of Default, Landlord shall have the right to exercise any or all of its rights and remedies at Law or in equity, including, without limitation, the following remedies:

(a) Terminate this Lease by providing notice thereof to Tenant, in which case Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to surrender the Premises, Landlord, in compliance with applicable Laws, may enter upon and take possession of the Premises and remove Tenant, Tenant’s Property and any party occupying the Premises. Notwithstanding any such termination, Tenant shall remain liable for all Rent accrued through the date of termination of this Lease or Tenant’s right to possession not theretofore paid. In addition, notwithstanding any such termination, (i) Tenant shall remain liable for all obligations under this Lease notwithstanding any such termination, including without limitation, the monthly Rent payable hereunder from and after the date of such termination on the date the same would have been due but for such termination, less any amounts Landlord actually receives, if any, if the Premises are re-let, net of all Costs of Reletting (as hereinafter defined), and (ii) Tenant shall pay Landlord, on demand, all past due Rent and other losses and damages Landlord suffers as a result of Tenant’s Default and amounts for which Tenant is liable as indemnitor hereunder, including, without limitation, all Costs of Reletting (defined below) and any deficiency that may arise from reletting or the failure to relet the Premises. “Costs of Reletting” shall include all reasonable costs and expenses incurred by Landlord in reletting or attempting to relet the Premises, including, without limitation, legal fees, brokerage commissions, the cost of alterations and the value of other concessions or allowances granted to a new tenant. All Rent and other amounts due to Landlord for the period of time after such termination shall survive any such termination of this Lease. In connection with the foregoing, Landlord may (but shall not be obligated to) re-let all or any part of the Premises, without notice to Tenant, for a term that may be greater or less than the balance of what would have been the remaining balance of the Term (but for such termination) and on such conditions (which may include concessions, free rent and alterations of the Premises) and for such uses as Landlord in its absolute discretion shall determine. Landlord may collect and receive all rents and other income from the reletting. Landlord shall not be responsible or liable for the failure to relet all or any part of the Premises or for the failure to collect any Rent from the party to whom the Premises are relet or any guarantor of the obligations of such party.

(b) At any time, in lieu of payment of the monthly Rent after the date of such termination pursuant to the foregoing clause (i), upon demand Tenant shall pay to Landlord as damages a lump-sum amount equal to the total Rent that Tenant would have been required to pay for what would have been the remaining balance of the Term (but for such termination), discounted to present value assuming an annual interest rate at the Federal Reserve Discount Rate for Secondary Credit in effect at the date of calculation, minus the then present fair rental value of the Premises for the remainder of the Term, similarly discounted, after deducting all anticipated Costs of Reletting.

(c) The repossession or re-entering of all or any part of the Premises shall not relieve Tenant of its liabilities and obligations under this Lease. No right or remedy of Landlord shall be exclusive of any other right or remedy. Each right and remedy shall be cumulative and in addition to any other right and remedy now or subsequently available to Landlord at Law or in equity. Landlord shall be entitled to receive interest on any unpaid item of Rent calculated at an annual rate equal to the lesser of (i) the Prime Rate plus 4%, based on a three hundred sixty-five (365) day year, and (ii) the maximum interest rate allowed by applicable Law. For purposes hereof, the “Prime Rate” shall be the per annum interest rate published in the Wall Street Journal (or any other authoritative business journal selected by Landlord if the Wall Street Journal ceases to publish such index) publicly announced as its prime or base rate for federally insured banks in New York, NY. Forbearance by Landlord to enforce one or more remedies shall not constitute a waiver of any default.

Section 16.2 Reletting. After such termination of this Lease and the surrender and yield-up of the Premises by Tenant pursuant to the foregoing provisions, Landlord will exercise commercially reasonable efforts to relet the Premises after Tenant vacates the Premises; however, the marketing of the Premises in a manner similar to the manner in which Landlord markets other premises within Landlord’s control in the Building shall be deemed to have satisfied Landlord’s obligation to use “reasonable efforts.” In no event shall Landlord be required to (i) solicit or entertain negotiations with any other prospective tenants for the Premises unless and until Landlord obtains full and complete possession of the Premises, including the final and unappealable legal right to relet the Premises free of any claim of Tenant, (ii) lease the Premises to a tenant whose proposed use, in Landlord’s reasonable judgment, will be unacceptable, (iii) relet the Premises prior to leasing any other vacant space in the Building, suitable for the use of the prospective tenant, (iv) lease the Premises for a rental rate less than the current fair market rent then prevailing for similar space in the Building, or (v) enter into a lease with any proposed tenant that does not have, in Landlord’s reasonable opinion, sufficient financial wherewithal and resources to satisfy its financial obligations under the prospective lease. Landlord shall be entitled to take into account in connection with any such reletting of the Premises all relevant factors which would be taken into account by a sophisticated landlord in securing a replacement tenant for the Premises including the first class quality of the Building, matters of tenant mix, and the financial responsibility of any such replacement tenant. Landlord, at Landlord’s option, may make such alterations, decorations and other physical changes in and to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with such reletting or proposed reletting. No action or inaction by Landlord in connection with such reletting shall relieve Tenant of any liability under this Lease or otherwise affecting any such liability. Landlord shall have no other obligation to mitigate the damages for which Tenant is responsible under this Lease.

ARTICLE 17
Limitation of Liability

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) TO TENANT SHALL BE LIMITED TO THE EQUITY INTEREST OF LANDLORD IN THE PROPERTY. TENANT SHALL LOOK SOLELY TO LANDLORD’S INTEREST IN THE PROPERTY FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD. NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IN NO EVENT SHALL LANDLORD OR ANY LANDLORD RELATED PARTIES EVER BE LIABLE FOR ANY CONSEQUENTIAL OR INCIDENTAL DAMAGES OR ANY LOST PROFITS OF TENANT. EXCEPTING ONLY AS SET FORTH IN ARTICLE 18, IN NO EVENT SHALL TENANT BE LIABLE FOR, AND LANDLORD HEREBY WAIVES ANY CLAIM FOR, ANY INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING UNDER OR IN CONNECTION WITH THIS LEASE, INCLUDING LOST PROFITS OR BUSINESS OPPORTUNITY ARISING UNDER OR IN CONNECTION WITH THIS LEASE.

ARTICLE 18
End of Lease Term; Holding Over

Upon the expiration or other termination of the Term of this Lease, Tenant shall quit and surrender the Premises to Landlord vacant, broom clean and in good order and condition, ordinary wear and tear and damage for which Tenant is not responsible under the terms of this Lease excepted, and Tenant shall remove from the Premises all of Tenant’s Property, all data cabling and low voltage wiring, and all Specialty Alterations, shall repair any damage to the Premises or the Building arising out of or resulting from such removal, and shall remove from the Premises and Tenant’s Materials Storage Area all Hazardous Materials, and clean and decommission the Premises, in accordance with the provisions of Section 5.3. If Tenant fails to surrender all or any part of the Premises at the expiration or earlier termination of this Lease, any occupancy of the Premises after such expiration or earlier termination shall be that of a tenancy at sufferance. Tenant’s occupancy during any such holdover period shall be subject to all of the terms and provisions of this Lease; provided, however, Tenant shall pay to Landlord a holdover charge calculated as follows: (i) for each day during which Tenant holds over in the Premises after the Expiration Date or sooner termination of this Lease, through and including the day which is thirty (30) days thereafter, a per diem holdover charge calculated at a rate equal to 150% of the daily Base Rent, Expenses, Taxes and the Amenity Fee payable under this Lease for the last full calendar month of the Term, and (ii) if Tenant holds over in the Premises for more than thirty (30) days after the Expiration Date or sooner termination of this Lease, a per diem holdover charge calculated at a rate equal to 200% of the daily Base Rent, Expenses, Taxes and the Amenity Fee payable under this Lease for the last full calendar month of the Term. No holdover by Tenant or payment by Tenant after the termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary process proceedings or otherwise. In addition, Tenant shall indemnify, defend and hold harmless Landlord from and against all losses, liabilities, obligations, damages, costs, and expenses incurred by Landlord arising out of or resulting from Tenant’s holdover. No holding-over by Tenant, nor the payment to

Landlord of the amounts specified above, shall operate to extend the Term hereof. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Premises after the Expiration Date or sooner termination of this Lease, and no acceptance by Landlord of payments from Tenant after the Expiration Date or sooner termination of this Lease shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Article 18.

ARTICLE 19
Subordination to Mortgages; Estoppel Certificates

Section 19.1 Mortgages. A “Mortgage” shall mean a mortgage, deed of trust, trust indenture or other financing document which may now or hereafter encumber or otherwise affect the Property, and/or the Building or any part thereof, and all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor, and advances made thereunder. A “Mortgagee” shall mean any mortgagee, trustee or other holder of a Mortgage. Landlord hereby represents that there are no currently existing Mortgages encumbering the Building or the Property. This Lease shall be subject and subordinate to all Mortgages now or hereafter encumbering the Property and/or the Building and, at the request of any Mortgagee Tenant shall attorn to such Mortgagee, its successors in interest or any purchaser in a foreclosure sale, subject to Section 19.2.

Section 19.2 Subordination. If a Mortgagee, any of its successors in interest, or any purchaser at a foreclosure sale shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or the delivery of a new lease or deed, then at the request of the successor landlord and upon such successor landlord’s written agreement to accept Tenant’s attornment and to recognize Tenant’s interest under this Lease, Tenant shall attorn to and recognize such successor landlord as Landlord under this Lease. The provisions of this Section 19.2 are and shall be self-operative and require no further instruments to give effect hereto; provided, however, Tenant shall promptly execute and deliver any customary instrument that such successor landlord may reasonably request (i) evidencing such subordination and attornment, (ii) setting forth the terms and conditions of Tenant’s tenancy, and (iii) containing such other terms and conditions as may be reasonably required by such Mortgagee, provided such instrument does not increase the Rent, materially increase Tenant’s other obligations or materially and adversely affect Tenant’s rights under this Lease. Upon such attornment this Lease shall continue in full force and effect as a direct lease between such successor landlord and Tenant upon all of the terms, conditions and covenants set forth in this Lease except that such successor landlord shall not be:

(1)
liable for any act or omission of Landlord (except to the extent such act or omission continues beyond the date when such successor landlord succeeds to Landlord’s interest and Tenant gives notice of such act or omission);
(2)
subject to any defense, claim, counterclaim, set-off or offset which Tenant may have against Landlord;
(3)
bound by any prepayment of more than one month’s Rent to any prior landlord;

(4)
bound by any obligation to make any payment to Tenant which was required to be made prior to the time such successor landlord succeeded to Landlord’s interest;
(5)
bound by any obligation to perform any work or to make improvements to the Premises except for (x) repairs and maintenance required to be made by Landlord under this Lease, and (y) repairs to the Premises as a result of damage by fire or other casualty or a partial condemnation pursuant to the provisions of this Lease, but only to the extent that such repairs can reasonably be made from the net proceeds of any insurance or condemnation awards, respectively, actually made available to such successor landlord; provided, however, if any Mortgagee succeeds to the rights of Landlord under this Lease prior to completion of the Base Building Work and the Landlord’s TI Work, then such Mortgagee shall be obligated, in accordance with and subject to the terms and conditions of this Lease, to cause the Base Building Work to be substantially completed and the Landlord’s TI Work to be Substantially Completed; or
(6)
liable for the repayment of any security deposit or surrender of any letter of credit, unless and until such security deposit actually is paid or such letter of credit is actually delivered to such successor landlord.

Tenant shall, from time to time and within ten (10) Business Days of request from Landlord, execute and deliver any customary documents or instruments that may be reasonably required by any Mortgagee to confirm any subordination.

Section 19.3 Mortgage or Superior Lease Defaults. Any Mortgagee may elect that this Lease shall have priority over the Mortgage and to subordinate its Mortgage to this Lease. Upon notification to Tenant by such Mortgagee, this Lease shall be deemed to have priority over such Mortgage, regardless of the date of this Lease.

Section 19.4 Tenant’s Termination Right. As long as any Mortgage exists, Tenant shall not seek to terminate this Lease by reason of any act or omission of Landlord until (a) Tenant shall have given notice of such act or omission to all Mortgagees, and (b) a reasonable period of time shall have elapsed following the giving of notice of such default and the expiration of any applicable notice or grace periods (unless such act or omission is not capable of being remedied within a reasonable period of time), during which period such Mortgagees shall have the right, but not the obligation, to remedy such act or omission and thereafter diligently proceed to so remedy such act or omission. If any Mortgagee elects to remedy such act or omission of Landlord, Tenant shall not seek to terminate this Lease so long as such Mortgagee is proceeding with reasonable diligence to effect such remedy.

Section 19.5 Provisions. The provisions of this Article 19 shall (a) inure to the benefit of Landlord, any future owner of the Building or the Property, Mortgagee and any sublessor thereof, and (b) apply notwithstanding that, as a matter of law, this Lease may terminate upon the foreclosure of any such Mortgage.

Section 19.6 Estoppel Certificates. Within ten (10) Business Days following request from Landlord or any Mortgagee Tenant shall deliver to Landlord a statement executed and acknowledged by Tenant, in form reasonably satisfactory to Landlord, (a) stating the Commencement Date, the Rent Commencement Date and the Expiration Date, and that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (b) setting forth the date to which the Base Rent and any Additional Rent have been paid, together with the amount of monthly Base Rent and Additional, Rent then payable, (c) stating whether or not, to the best of Tenant’s knowledge, either Tenant and/or Landlord is in default under this Lease, and setting forth the specific nature of all such defaults, if any, (d) stating the amount of the security deposit, if any, under this Lease, (e) stating whether there are any subleases or assignments affecting the Premises, (f) stating the address of Tenant to which all notices and communications under this Lease shall be sent, and (g) responding to any other matters reasonably requested by Landlord or such Mortgagee. Tenant acknowledges that any statement delivered pursuant to this Section 19.6 may be relied upon by any purchaser or owner of the Property or the Building, or all or any portion of Landlord’s interest in the Property or the Building, or by any Mortgagee, or assignee thereof.

ARTICLE 20
Notices

All demands, approvals, consents or notices (each, a “notice”) shall be in writing and delivered by hand, or sent by registered or certified mail with return receipt requested, or sent by overnight or same day courier service, to the party’s respective Notice Address(es) set forth in Article 1. Each notice shall be deemed to have been received on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Tenant has vacated the Premises or any other Notice Address of Tenant without providing a new Notice Address, three (3) days after notice is deposited in the U.S. mail or with a courier service in the manner described above. Either party may, at any time, change its Notice Address (other than to a post office box address) by giving the other party written notice of the new address.

ARTICLE 21
No Waiver

The failure of either party to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations, shall not be construed as a waiver or relinquishment for the future performance of such obligations of this Lease or the Rules and Regulations, or of the right to exercise such election but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt by Landlord of any Rent payable pursuant to this Lease or any other sums with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Rent herein stipulated shall be deemed to be other than a payment on account of the earliest stipulated Rent, or as Landlord may elect to apply such payment, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease.

ARTICLE 22
Quiet Enjoyment

Tenant shall, and may peacefully have, hold and enjoy the Premises for and with respect to the Term, subject to the terms of this Lease, provided Tenant timely pays the Rent and timely and fully performs all of its covenants and agreements under this Lease. This covenant and all other covenants of Landlord shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building, and shall not be a personal covenant of Landlord or the Landlord Related Parties. This covenant of quiet enjoyment is in lieu of any other covenant of quiet enjoyment, express or implied.

ARTICLE 23
Excepted and Reserved Rights

This Lease does not grant any rights to light or air over or about the Building. Landlord excepts and reserves, and the Premises demised hereby do not include, the following: (1) roofs, (2) telephone, electrical and janitorial closets, (3) equipment rooms, Building risers or similar areas that are used by Landlord for the provision of Building services, (4) rights to the land and improvements below the floor of the Premises, (5) the improvements and air rights above the Premises, (6) the improvements and air rights outside the demising walls of the Premises, and (7) the areas within the walls or floors or above the dropped ceilings of the Premises used for the installation of utility lines and other installations. Landlord has the right to change the Building’s name. Landlord also has the right to make such modifications, alterations, additions, expansions, and other changes to the Property and/or the Building as Landlord from time-to-time deems appropriate, including, including, without limitation, changing the arrangement or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets or other Common Areas (collectively, “Restorative Work”), as Landlord deems necessary or desirable, and to take all materials into the Premises required for the performance of such Restorative Work provided that (a) the level of any Building service shall not decrease in any material respect from the level required of Landlord in this Lease as a result thereof (other than temporary changes in the level of such services during the performance of any such Restorative Work), and (b) Tenant’s access to the Premises is not materially impaired. Landlord shall use reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises during the performance of such Restorative Work. There shall be no Rent abatement or allowance to Tenant for a diminution of rental value, no actual or constructive eviction of Tenant, in whole or in part, no relief from any of Tenant’s other obligations under this Lease, and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others performing, or failing to perform, any Restorative Work. In addition, without limitation, Landlord may, from time to time, elect to construct, maintain and/or operate the Property and/or the Building or any part thereof in accordance with third-party accreditations, ratings and/or certifications that relate to sustainability issues, energy efficiency or other comparable goals. Tenant shall cooperate with Landlord’s efforts in that regard at no material cost or expense to Tenant. Without limitation, upon request Tenant shall provide such reasonable, non-proprietary, non-confidential information as may be reasonably required by Landlord in connection with obtaining or maintaining such accreditations, ratings and/or certifications. The foregoing provisions shall apply whether Landlord affirmatively seeks an accreditation, rating or certification and following the issuance of such rating, to the extent necessary to assist Landlord in maintaining such accreditation, or to operate voluntarily in accordance with such accreditation, rating or certification.

ARTICLE 24
Patriot Act

As an inducement to Landlord to enter into this lease, Tenant hereby represents and warrants that: (i) Tenant is not, nor is it owned or Controlled directly or indirectly by, any person, group, entity or nation named on any list issued by the Office of Foreign Assets Control of the United States Department of the Treasury pursuant to Executive Order 13224 or any similar list or any law, order, rule or regulation or any Executive Order of the President of the United States as a terrorist, “Specially Designated National and Blocked Person” or other banned or blocked person (any such person, group, entity or nation being hereinafter referred to as a “Prohibited Person”); (ii) Tenant is not (nor is it owned, Controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) neither Tenant (nor any person, group, entity or nation which owns or Controls Tenant, directly or indirectly) has conducted or will conduct business or has engaged or will engage in any transaction or dealing with any Prohibited Person, including without limitation any assignment of this lease or any subletting or all or any portion of the Premises or the making or receiving of any contribution or funds, goods or services to or for the benefit of a Prohibited Person. In connection with the foregoing, it is expressly understood and agreed that (x) any breach by Tenant of the foregoing representations and warranties shall be an Event of Default, and (y) the representations, warranties and covenants contained in this Article 24 shall be continuing in nature and shall survive the expiration or earlier termination of this Lease.

ARTICLE 25
Letter of Credit

Section 25.1 Letter of Credit. Concurrent with the execution of this Lease, Tenant has delivered to Landlord a clean, irrevocable, non-documentary and unconditional letter of credit (the “Letter of Credit”), in the amount of the Letter of Credit Amount specified in the Basic Lease Information, issued by and drawable upon a commercial bank (the “Issuing Bank”) which is satisfactory to Landlord and which satisfies both the Minimum Rating Agency Threshold (as hereinafter defined) and the Minimum Capital Threshold (as hereinafter defined). Without limiting the foregoing, Landlord hereby approves Silicon Valley Bank as the Issuing Bank. The Letter of Credit is and shall be security for the faithful performance and observance by Tenant of the terms, covenants and conditions of this Lease. Tenant covenants and agrees to maintain the Letter of Credit in the Letter of Credit Amount throughout the Term of this Lease. The “Minimum Rating Agency Threshold” shall mean that the Issuing Bank has outstanding unsecured, uninsured and unguaranteed senior long-term indebtedness that is then rated (without regard to qualification of such rating by symbols such as “+” or “-” or numerical notation) “Baa” or better by Moody’s Investors Service, Inc. and/or “BBB” or better by Standard & Poor’s Rating Services, or a comparable rating by a comparable national rating agency designated by Landlord in its discretion. The “Minimum Capital Threshold” shall mean that the Issuing Bank has combined capital, surplus and undivided profits of not less than $2,000,000,000. The Letter of Credit shall (a) name Landlord as beneficiary, (b) have a term of not less than one year, (c) permit multiple drawings, (d) be fully transferable by Landlord without the payment of any fees or charges by Landlord, and (e) otherwise be in form and content reasonably satisfactory to Landlord. If upon any transfer of the Letter of Credit, any fees or charges shall be so imposed, then such fees or charges shall be payable solely by Tenant and the Letter of Credit shall so specify. The Letter of Credit shall provide that it shall be deemed automatically renewed, without amendment, for consecutive periods of one (1) year each thereafter during the Term. The Letter of Credit (as extended) shall not expire prior to the date which is sixty (60) days after the Expiration Date (as extended) occurs. If the Issuing Bank does not renew the Letter of Credit upon the expiration thereof, then the Issuing Bank shall send written notice (the “Non-Renewal Notice”) to Landlord (at the address set forth in the Letter of Credit) not less than sixty (60) days next preceding the then expiration date of the Letter of Credit stating that the Issuing Bank has elected not to renew the Letter of Credit. The Issuing Bank shall agree with all drawers, endorsers and bona fide holders that drafts drawn under and in compliance with the terms of the Letter of Credit will be duly honored upon presentation to the Issuing Bank at an office location in Boston, Massachusetts. The Letter of Credit shall be issued pursuant to, and shall be subject in all respects to, the Uniform Customs and Practice for Documentary Credits ISP 98, International Chamber of Commerce Practices Publication No. 590 (1998 Revision).

Section 25.2 Application of Security. If (a) an Event of Default by Tenant occurs under this Lease, or (b) Landlord receives a Non-Renewal Notice, or (c) Tenant files a voluntary petition under any Federal or state bankruptcy or insolvency code, law or proceeding, then Landlord shall have the right by sight draft to draw, at its election, all or a portion of the proceeds of the Letter of Credit and thereafter hold, use, apply, or retain the whole or any part of such proceeds, as the case may be, (x) to the extent required for the payment of any Rent or any other sum as to which Tenant is in default including (i) any sum which Landlord may expend or may be required to expend by reason of such Event of Default, and/or (ii) any damages to which Landlord is entitled pursuant to this Lease, whether such damages accrue before or after summary proceedings or other reentry by Landlord, and/or (y) as a cash security deposit, unless and until, in the case of clause (c) above, Tenant delivers to Landlord a substitute Letter of Credit which meets the requirements of this Article 25. If Landlord applies or retains any part of the proceeds of the Letter of Credit, or cash security, then Tenant, upon demand, shall amend the Letter of Credit or deliver an additional Letter of Credit which satisfies the requirements of this Article 25 in the amount so applied or retained such that Landlord shall have a Letter of Credit (or Letters of Credit) in the Letter of Credit Amount on hand at all times during the Term. If Tenant shall comply with all of the terms, covenants and conditions of this Lease, then the Letter of Credit or then remaining balance of the cash security, as the case may be, shall be returned to Tenant promptly after (x) the Expiration Date, (y) the surrender and yield-up of possession of the Premises to Landlord in the manner required by this Lease, and (z) the curing of any outstanding Events of Default under this Lease.

Section 25.3 Transfer. The Letter of Credit shall also provide that Landlord, its successors and assigns, may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer (one or more times) its interest in and to the Letter of Credit to the holder of any mortgage upon the Building or the successor landlord in connection with a transfer of the Building, from or as a part of the assignment by Landlord of its rights and interests in and to this Lease. In the event of a transfer of Landlord’s interest in the Building, Landlord shall transfer the Letter of Credit, in whole or in part, to the transferee and thereupon Landlord shall without any further agreement between the parties, be released by Tenant from all liability therefor. The provisions of this Section 25.3 shall apply to every transfer or assignment of the whole or any portion of said Letter of Credit to a new landlord. In connection with any such transfer of the Letter of Credit by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the Issuing Bank such applications, documents and instruments as may be necessary to effectuate such transfer, and Tenant shall be responsible for paying the Bank’s transfer and processing fees in connection therewith.

Section 25.4 Maintenance of Letter of Credit by Tenant. If, as a result of any drawing by Landlord on the Letter of Credit, the amount of the Letter of Credit shall be less than the Letter of Credit Amount, Tenant shall, within five (5) days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency, and any such additional letter(s) of credit shall comply with all of the provisions of this Article 25. Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Section 25.5 Landlord’s Right to Draw Upon Letter of Credit. The use, application or retention of the Letter of Credit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any applicable law, it being intended that Landlord shall not first be required to proceed against the Letter of Credit, and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the Letter of Credit, either prior to or following a “draw” by Landlord of any portion of the Letter of Credit, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw upon the Letter of Credit. No condition or term of this Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner. Tenant agrees and acknowledges that (a) the Letter of Credit constitutes a separate and independent contract between Landlord and the Issuing Bank, (b) Tenant is not a third party beneficiary of such contract, (c) Tenant has no property interest whatsoever in the Letter of Credit or the proceeds thereof, and (d) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the Letter of Credit and/or the proceeds thereof by application of Section 502(b)(6) of the U. S. Bankruptcy Code or otherwise.

Section 25.6 Issuing Bank. If, at any time or from time to time, Landlord determines that an Issuing Bank (i) no longer satisfies the Minimum Rating Agency Threshold, (ii) no longer satisfies the Minimum Capital Threshold, (iii) has been seized or closed by the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, or another governmental or regulatory agency or authority, (iv) has become insolvent, or (v) is unwilling or unable to honor the Letter of Credit or to perform its obligations to honor a draw upon the Letter of Credit, then within ten (10) days after demand, Tenant shall deliver to Landlord a replacement Letter of Credit, issued by a replacement Issuing Bank which satisfies the Minimum Rating Agency Threshold and the Minimum Capital Threshold and otherwise satisfies the requirement of this Article 25.

ARTICLE 26
[Intentionally Deleted]

ARTICLE 27
Miscellaneous

Section 27.1 Choice of Law, Headings, Interpretational Rules. This Lease and the rights and obligations of the parties shall be interpreted, construed and enforced in accordance with the Laws of the Commonwealth of Massachusetts, without regard to “conflicts of laws” principals. Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of the state courts of the Commonwealth of Massachusetts. If any term or provision of this Lease shall to any extent be invalid or unenforceable, the remainder of this Lease shall not be affected, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by Law. For purposes of this Lease, whenever the words “include”, “includes”, or “including” are used, they shall be deemed to be followed by the words “without limitation” and, whenever the circumstances or the context requires, the singular shall be construed as the plural, the masculine shall be construed as the feminine and/or the neuter and vice versa. This Lease shall be interpreted and enforced without the aid of any canon, custom or rule of law requiring or suggesting construction against the party drafting or causing the drafting of the provision in question. The captions, headings, and titles in this Lease are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease or the intent of any provision hereof. All of the Schedules and Exhibits attached hereto are incorporated in and made a part of this Lease.

Section 27.2 Notice of Lease. This Lease shall not be recorded; provided, however, at request of either party, Landlord and Tenant shall execute, acknowledge and deliver a notice of lease in recordable form and complying with applicable Massachusetts laws, and reasonably satisfactory to both Landlord and Tenant. In no event shall such document set forth the rental or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease. Within ten (10) days after the expiration or earlier termination of the Term, Tenant shall enter into such documentation as is reasonably required by Landlord to remove the notice of lease of record.

Section 27.3 Waiver of Jury Trial. Landlord and Tenant hereby waive any right to trial by jury in any proceeding, lawsuit, or other legal action in connection with this Lease.

Section 27.4 Force Majeure. Whenever this Lease requires the taking of an action or the performance of an obligation by either Landlord or Tenant, the period of time for the performance of such action or obligation shall be extended by (or, if no time period is specified, the performance of such action shall be forgiven for) the number of days that the performance is actually delayed due to causes beyond the reasonable control of the performing party (“Force Majeure”), including, without limitation, any of the following: (a) acts of God; (b) flood, tsunami, fire, earthquake, explosion, hurricane and other natural disaster and weather event; (c) disease, pestilence, epidemic, pandemic, quarantine or other public health emergency; (d) war, invasion, hostilities (whether war is declared or not), terrorist threat or act, riot or other civil unrest; (e) order of a governmental authority or law; (f) embargo or blockade; (g) action by any governmental authority; (h) national or regional emergency; (i) strike, labor stoppage or slowdown or other labor disturbance; (j) shortage of adequate power or transportation services or facilities; or (k) shortage of labor or materials or fuel; provided, however, (i) in no event shall financial inability be considered to be a cause beyond the reasonable control of any party or a cause of Force Majeure, (ii) in no event shall any event of Force Majeure in any way affect, reduce, abate, extend, or delay the obligation of Tenant timely to pay all Rent and other charges when payable by Tenant pursuant to the terms of this Lease, and (iii) in no event shall any event of Force Majeure extend any period of time for the exercise of any option or right by either party. Notwithstanding any provision contained in this Lease, the parties hereby acknowledge and agree that an event of Force Majeure exists as of the date of execution of this Lease as a result of the current COVID-19 pandemic (collectively, “COVID-19 Force Majeure”), including, without limitation, federal, state and local declared states of emergency and government mandated closures of businesses and construction activities, quarantines, travel bans, and supply chain interruptions, and that the obligations of Landlord under this Lease, including, without limitation, with respect to the performance and completion of the Base Building Work, the Landlord’s TI Work, and the delivery of the Premises, shall be subject to extension on account of delays arising out of or resulting from COVID-19 Force Majeure.

Section 27.5 Transfer by Landlord. Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Building and/or Property referred to herein, and upon such transfer Landlord shall be released from any obligations and liabilities arising or accruing from and after such transfer or assignment, and Tenant agrees to look solely to the successor in interest to Landlord for the performance of such obligations and liabilities.

Section 27.6 Brokerage. Tenant represents to Landlord, and Landlord represents to Tenant, that it has dealt only with the Brokers in connection with this Lease. Tenant shall indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any other brokers or other persons claiming to have represented Tenant in connection with this Lease. Landlord shall indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers or other persons claiming to have represented Landlord in connection with this Lease. Landlord shall pay the commissions of the Brokers earned in connection with this Lease in accordance with the terms of a separate agreement between the respective brokers and the Landlord.

Section 27.7 Tenant Authority. Tenant covenants, warrants and represents that: (1) each individual executing, attesting and/or delivering this Lease on behalf of Tenant is authorized to do so on behalf of Tenant; (2) this Lease is binding upon Tenant; and (3) Tenant is duly organized and legally existing in the state of its organization and is qualified to do business in the state in which the Premises are located. Tenant agrees that during the Term and for a period of one (1) year thereafter, neither Tenant nor any Tenant Parties shall disclose any matters set forth in this Lease or disseminate or distribute any information concerning the terms, details or conditions hereof to any person, firm or entity without obtaining the express written consent of Landlord unless such disclosure shall be required by law, regulation or administrative authority. If there is more than one Tenant, or if Tenant is comprised of more than one party or entity, the obligations imposed upon Tenant shall be joint and several obligations of all the parties and entities. Notices, payments and agreements given or made by, with or to any one person or entity shall be deemed to have been given or made by, with and to all of them. Each term and each provision of this Lease to be performed by the Tenant shall be construed to be both a covenant and a condition.

Section 27.8 No Partnership. This Lease shall create only the relationship of landlord and tenant between the parties, and not a partnership, joint venture or any other relationship. This Lease and the covenants and conditions in this Lease shall inure to the benefit of and be binding only upon Landlord and Tenant and their permitted successors and assigns.

Section 27.9 Survival. The expiration of the Term, whether by lapse of time or otherwise, shall not relieve either party of any obligations which accrued prior to or which may by their terms continue to accrue after the expiration or early termination of this Lease.

Section 27.10 Drafts of Lease. Landlord has delivered drafts of this Lease to Tenant for Tenant’s review only, and the delivery of drafts of this Lease shall not constitute an offer to Tenant, an option or the acceptance of an offer. This Lease shall not be binding upon either party or effective against any party hereto unless and until an original version of this Lease has been executed and delivered by Landlord to Tenant.

Section 27.11 No Other Agreements. All understandings and agreements previously made between the parties are superseded by this Lease, and neither party is relying upon any warranty, statement or representation not contained in this Lease. This Lease may be amended or modified only by a written agreement signed by both Landlord and Tenant.

Section 27.12 Financial Statements. Tenant shall provide Landlord with its most recent current audited financial statements (including balance sheets and income/expense statements), prepared and certified by an independent certified public accountant, at such times as may be requested by Landlord from time-to-time; provided, however, Landlord shall not request such financial statements more than once in any twelve (12) month period. Upon request of Tenant, Landlord and Tenant shall enter into a customary commercially reasonable confidentiality agreement with respect to such financial statements.

Section 27.13 Landlord Defaults. Landlord shall in no event be in breach or default in the performance of any of Landlord’s obligations under this Lease or any warranties or promises hereunder unless Landlord shall have failed to perform such obligations within thirty (30) days, or such additional time as is reasonably required to correct any such default, after notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation. Without limitation, except as set forth in Section 3.4, in no event shall Tenant have the right to terminate or cancel this Lease or to withhold rent or, except as set forth in Section 6.4, to set-off any claim or damages against rent as a result of any default by Landlord or breach by Landlord of its obligations or any warranties or promises hereunder, except in the case of a wrongful eviction of Tenant from the Premises (constructive or actual) by Landlord continuing after notice to Landlord thereof and a reasonable opportunity for Landlord to cure the same as set forth above. In addition, the Tenant shall not assert any right to deduct the cost of repairs or any monetary claim against the Landlord from Rent thereafter due and payable under this Lease, but shall look solely to the interests of the Landlord in the Property for satisfaction of any such claim.

Section 27.14 Signage. The lobby of the Building contains a directory listing the tenants of the Building. Tenant shall be entitled to listings on said directory. From time to time, upon request, Landlord will modify the directory to reflect such changes in the listings as Tenant shall request.

Section 27.15 Parking. During the Term, Landlord will provide or will cause the garage operator to provide Tenant with the right, but not the obligation, to receive up to fourteen (14) parking passes for use of unreserved parking spaces located in one or more of the following parking areas (each, a “Parking Facility” and collectively, the “Parking Facilities”), as designated by Landlord: (i) the structured parking garage commonly known as 140 CambridgePark Drive, (ii) the structured parking garage commonly known as 88 CambridgePark Drive, and/or (iii) the structured parking garage commonly known as 160 CambridgePark Drive. In the event that Tenant (x) elects not to receive, or (y) surrenders any of the parking passes during the Term, Tenant’s right to receive the surrendered parking passes at a future date shall be subject to availability. Commencing on the Commencement Date and thereafter throughout the Term, Tenant shall pay, as Additional Rent, a monthly parking charge for such parking passes, which charge shall be at the prevailing rate established by the operator of the Parking Facility from time to time. The parking passes shall be used only for parking duly registered and operating private passenger motor vehicles owned and operated by Tenant or its employees. Except for transfers of any parking passes to permitted subtenants, the parking passes shall not be transferable. Landlord shall have the right from time to time to designate the location of parking spaces and to promulgate reasonable rules and regulations regarding the Parking Facilities and the use thereof. Tenant shall comply with and cause its employees to comply with all such rules and regulations as well as all reasonable additions and amendments thereto. Except to the extent otherwise provided in M.G.L. Chapter 186, Section 15, neither the operator of the Parking Facility nor Landlord shall be liable for any loss, injury or damage to persons using the Parking Facility or motor vehicles or other property therein, and, to the fullest extent permitted by law, the use of the Parking Facility shall be at the sole risk of Tenant and its employees.

Section 27.16 Counterparts, Electronic Signatures. This Lease may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation, in addition to electronically produced signatures, “electronic signature” shall include electronically scanned and transmitted versions (e.g., via PDF and/or DocuSign) of an original signature. This Lease may be executed in multiple counterparts (which counterparts may be executed and delivered by PDF, DocuSign, or another file sent by email) which shall together constitute a single document. Any executed counterpart of this Lease delivered by PDF, DocuSign or another file sent by email shall be equally effective as an original counterpart for all purposes.

Section 27.17 Landlord Confidentiality.

(a) During the Term of this Lease, Landlord will not publicly disclose the rent payable by Tenant under this Lease or the other material financial terms of this Lease to any unrelated third (3rd) party without obtaining the express written consent of Tenant; provided, however, the foregoing shall not limit or restrict any disclosure (i) required by law, regulation or administrative authority, (ii) in connection with the exercise by Landlord of any of its rights and remedies under this Lease, or at law or in equity, including in connection with any actions or proceedings against

Tenant, or (iii) to Landlord’s current or prospective partners, affiliates, advisors, employees, agents, representatives, investors, lenders, brokers, attorneys, accountants, and/or managers.

(b) Landlord will exercise customary commercially reasonable efforts to keep confidential (except as otherwise provided below) such confidential or proprietary information (“Confidential Information”) concerning the business operations and scientific work of Tenant conducted in the Premises which may be acquired by Landlord during the course of entry into the Premises. Tenant shall exercise customary commercially reasonable efforts to prevent such Confidential Information from being visible or readily available to Landlord when Landlord is in the Premises (including implementing and regularly monitoring a customary “clear-desk” policy in the Premises). “Confidential Information” shall not include information that (i) is or becomes generally available to, or known by, the public other than as a result of a disclosure by Landlord in violation of this Section 27.17(b), (ii) is or becomes available to Landlord from a source not actually known by Landlord to be bound by a confidentiality obligation to Tenant with respect to such information, (iii) was known to Landlord prior to the date of this Lease, or (iv) is independently developed by Landlord without use of Confidential Information. Without limitation, the provisions of this Section 27.17(b) shall not limit or restrict any disclosure of Confidential Information which is (i) required by law, regulation or administrative authority, (ii) in connection with the exercise by Landlord of any of its rights and remedies under this Lease, or at law or in equity, including in connection with any actions or proceedings against Tenant, or (iii) to Landlord’s current or prospective partners, affiliates, advisors, employees, agents, representatives, investors, lenders, brokers, attorneys, accountants, and/or managers, provided that the respective recipients of such Confidential Information are required by Landlord to keep such information confidential in accordance with the terms of this Section 27.17(b).

[Signatures on next page]

Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:

PPF OFF 150 CAMBRIDGE PARK DRIVE, LLC,

a Delaware limited liability company

By:	PPF OFF Cambridge Park Holdings, LLC,
a Delaware limited liability company, its member

By:	PPF MASS REIT, LLC,
a Delaware limited liability company, its member

By:	PPF OP, LP,
a Delaware limited partnership, its sole member

By:	PPF OPGP, LLC,
a Delaware limited liability company, its general partner

By:	Prime Property Fund, LLC,
a Delaware limited liability company, its sole member

By:	Morgan Stanley Real Estate Advisor, Inc.,
a Delaware corporation, its Investment Adviser

By:	/s/ Jennie Friend
Name: Jennie P. Friend
Title: Managing Director

TENANT:

CORNEAGEN INC.,
a Delaware corporation

By:	/s/ David Rostov
Name: David Rostov
Title: Chief Financial Officer

EXHIBIT A-1

FLOOR PLAN OF PREMISES

LEGEND
PRIME PREMISES

PROJECT NAME

CORNEAGEN

VIVO architecture

123 N Washington Street Boston, MA 02114 617-227-7727

TITLE:

PRIME PREMISES - LEASE EXHIBIT
9TH FLOOR PLAN

REF. SHEET:

PROJECT NO.: 21148
ISSUE DATE: 07/02/21
SCALE: N.T.S.
DRAWN BY: MJO

L-1

A-1-1

EXHIBIT A-2

PLAN OF TENANT MATERIALS STORAGE AREA

A-2-1

EXHIBIT A-3

FLOOR PLAN OF RELOCATED TENANT MATERIALS STORAGE AREA

A-3-1

EXHIBIT B

FORM OF COMMENCEMENT DATE AGREEMENT

Date: September 1, 2022

Tenant: Aurion Biotech, Inc.

Address:	150 CambridgePark Drive, 9th Floor
Cambridge, MA 02140

Mailing Address:	Aurion Biotech, Inc.

117 E. Louisa Street

#561

Seattle, Washington 98102

Attn: Gwen Anderson

Re:

Commencement Letter with respect to that certain Lease dated as of September 1, 2021, as amended by the First Amendment dated June 22, 2022, by and between PPF OFF 150 Cambridge Park Drive, LLC, as Landlord, and Aurion Biotech, Inc. as Tenant, for 6,919 square feet of Rentable Area on the Ninth (9th) floor of the Building located at 150 Cambridge Park Drive.

Dear Gwen Anderson:

In accordance with the terms and conditions of the above referenced Lease, Tenant accepts possession of the Premises and agrees:

A.	The Commencement Date of the Lease is 4/7/2022

B.	The Rent Commencement Date of the Lease is 6/7/2022

C.	The Expiration Date of the Lease is 6/30/2029

B-1

Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all 3 counterparts of this Commencement Letter in the space provided and returning 2 fully executed counterparts to my attention.

Sincerely,

/s/ Stephanie Ward
Stephanie Ward
Agreed and Accepted:

Tenant:	David Rostov

By:	/s/ David Rostov
Name:	Davis Rostov
Title:	CFO
Date:	09/01/2022

B-2

EXHIBIT C

BASE BUILDING WORK MATRIX

C-1

EXHIBIT D

WORK LETTER

D-1

EXHIBIT E

RULES AND REGULATIONS

E-1

EXHIBIT F

PERMITTED HAZARDOUS MATERIALS

F-1

EXHIBIT G

FORM OF ENVIRONMENTAL QUESTIONNAIRE

G-1

EXHIBIT H

UTILITY CAPACITY MATRIX

H-1

EXHIBIT I

REQUIRED TENANT CONTRACTOR/SUBCONTRACTOR INSURANCE COVERAGES

I-1